FS CREDIT REAL ESTATE INCOME TRUST, INC 8-K

Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is dated as of June 7, 2021 by and among FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“FS CREIT”), and FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company (“Finance Holdings” and together with FS CREIT, each individually referred to hereinafter as a “Borrower” and collectively as the “Borrowers”), the Lenders (as defined below) party hereto, and CITY NATIONAL BANK, a national banking association (“CNB”), as administrative agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, the Borrowers, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Agent, entered into that certain Loan and Security Agreement, dated as of August 22, 2019 (the “Loan Agreement”, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 4, 2019, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of March 23, 2020, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of December 23, 2020, and as the same may be further amended, modified, supplemented or restated from time to time);

WHEREAS, the Borrowers have requested that the Lenders and the Agent amend the Loan Agreement to (i) increase the Revolver Commitments in respect of the Revolving Credit Facility from $25,000,000 to $55,000,000 as set forth herein, and (ii) make certain other changes in connection therewith as set forth herein;

WHEREAS, the Agent and the Lenders have agreed to amend the Loan Agreement as set forth in this Amendment and the other parties hereto have agreed to join in the execution of this Amendment in their respective capacities, on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.             Definitions. For the purposes of this Amendment, unless otherwise expressly defined, the terms used herein shall have the respective meanings assigned to them in the Loan Agreement.

2.             Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, the Loan Agreement (as in effect prior to this Amendment) is hereby amended by:

(i)	deleting the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex A hereto;

(ii)	amending and restating Schedule C-1 in the form attached to Annex A hereto, which such schedule sets forth the Revolver Commitments of each Lender (including each New Lender (as defined below)) as of the Amendment Effective Date; and

(iii)	amending and restating Exhibit C-1 in the form attached as Annex B hereto.

1

3.             Conditions Precedent. This Amendment shall become effective upon satisfaction (or waiver in writing by the Lenders party hereto) of the following conditions (in each case, in form and substance acceptable to the Agent in its sole discretion) (the date on which the following conditions are satisfied or waived in writing by the Lenders party hereto, the “Amendment Effective Date”):

(i)            The Agent shall have received a copy of this Amendment executed and delivered by each Borrower, the Lenders party hereto and the Agent.

(ii)           The Agent shall have received a certificate of a Responsible Officer of each Borrower (i) attesting to the written consent of the board of directors or similar governing body of such Borrower authorizing the execution, delivery, and performance of this Amendment, and (ii) certifying that, as of the date hereof, the following documents delivered to the Agent on the Closing Date remain true and correct without amendment thereto: (A) the incumbency certificate, (B) the certificate of incorporation of FS CREIT and Charter, (C) the certificate of formation of Finance Holdings, (D) the Bylaws of FS CREIT and (E) the operating agreement of Financing Holdings.

(iii)          No Unmatured Event of Default or Event of Default shall have occurred or be continuing or would be caused by the consummation of the transactions contemplated by this Amendment.

(iv)          The Agent shall have received a fee letter dated as of the date hereof executed between the Borrowers and the Agent with respect to certain fees payable in connection with this Amendment (as amended, restated, supplemented or otherwise modified from time to time, the “Fourth Amendment Fee Letter”).

(v)           In addition to payment of the fees contemplated by the Fourth Amendment Fee Letter, the Agent shall have received full payment of all of the out-of-pocket fees, costs, and expenses of Agent (including the reasonable and documented fees and expenses of Agent’s counsel) incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment (including those payable pursuant to Section 10.7 of the Loan Agreement).

(vi)          The representations and warranties contained in Section 4 below shall be true and correct as of the date hereof.

(vii)         No litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order shall be pending or overtly threatened that could reasonably be expected to have, in the reasonable opinion of Agent, a Material Adverse Effect.

(viii)        No event shall have occurred or shall be pending or overtly threatened that could reasonably be expected to have a Material Adverse Effect upon the Borrowers.

(ix)           The Agent shall have received the written opinions, dated the date of this Amendment, of counsel to the Borrowers.

4.             Representations and Warranties. Each Borrower represents and warrants to Agent and each Lender as follows:

(i)            Each has all requisite power and authority under applicable law and under its organizational documents to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Loan Agreement as amended hereby;

(ii)            All actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Loan Agreement as amended hereby, have been taken and/or received;

(iii)           This Amendment and the Loan Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the limitation of certain remedies by certain equitable principles of general applicability;

(iv)           The execution, delivery and performance of this Amendment, and the performance of its obligations under the Loan Agreement, as amended hereby, will not violate or contravene (a) any provision of any federal (including the Exchange Act), state, local or other law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on it, (b) any order of any Governmental Authority, court, arbitration board, or tribunal binding on it or (c) result in or require the creation of any Lien (other than a Permitted Lien) upon or with respect to any of the Collateral;

(v)            The representations and warranties contained in the Loan Agreement and the other Loan Documents are correct in all material respects without duplication of any materiality qualifier contained therein on and as of the date of this Amendment, before and after giving effect to the same, as though made on and as of such date (except to the extent they relate to an earlier date);

(vi)           No event has occurred and is continuing which constitutes an Unmatured Event of Default or an Event of Default; and

(vii)          The Loan Agreement continues to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Loan Agreement and prior to all Liens other than Permitted Liens.

5.             Reaffirmation of Obligations. Each Borrower hereby ratifies the Loan Agreement (including any security interests granted thereunder) and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement (as amended hereby) and each other Loan Documents and (b) that it is responsible for the observance and full performance of its Obligations. Each Borrower acknowledges receipt of a copy of this Amendment. Each Borrower hereby consents to this Amendment and reaffirms the other Loan Documents and acknowledges that the execution and delivery of this Amendment shall have no effect on any Borrower’s obligations under the Loan Agreement or such other Loan Documents, each of which remains the legal, valid and binding obligation of each Borrower and are hereby reaffirmed.

6.             Joinder of New Lender. Upon the occurrence of the Amendment Effective Date, the Person identified on the signature page hereto under the heading “New Lender” (the “New Lender”) will join (and be bound by) the Loan Agreement and the other Loan Documents as a Lender thereunder and thus will, as of the Amendment Effective Date, be a Lender for all purposes under the Loan Agreement and the other Loan Documents to the same extent as if originally a party thereto. Furthermore, upon the occurrence of the Amendment Effective Date, New Lender will hold a Revolver Commitment in an amount equal to the amount set forth opposite its name on Schedule C-1 to the Loan Agreement (as amended by this Amendment). Each Borrower and Agent hereby agrees that, from and after the Amendment Effective Date, New Lender shall be deemed to be, and shall become, a “Lender” for all purposes of, and with all the rights and remedies of a “Lender” under, the Loan Agreement (as amended hereby) and the other Loan Documents. New Lender (a) represents and warrants that (i) it is legally authorized to enter into this Amendment and (ii) it has all necessary power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and become a Lender under the Loan Agreement and the other Loan Documents, (b) confirms that it has received a copy of the Loan Agreement, this Amendment, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Loan Agreement, this Amendment and any other Loan Documents; (c) agrees that it will, independently and without reliance upon the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as an agent on its behalf and to exercise such powers and discretion under the Loan Agreement, this Amendment and the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement, this Amendment and the other Loan Documents and will perform in accordance with its terms all of the obligations which by the terms of the Loan Agreement, this Amendment and the other Loan Documents are required to be performed by it as a Lender.

7.             Binding Effect; Confirmation of Obligations. Except as modified by this Amendment, the Loan Agreement (as in effect prior to this Amendment) and the other Loan Documents remain unmodified and in full force and effect. The provisions of the Loan Documents, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.             Loan Document. This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

9.             Further Assurances. Each Borrower agrees to promptly take such action, upon the reasonable request of the Agent, as is necessary to carry out the intent of this Amendment and the Loan Agreement.

10.           Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF BORROWERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

11.           Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

12.           Severability. The provisions of this Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Amendment

13.           Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 12.8 and 12.9 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

Remainder of page intentionally left blank
signature pages follow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation, as a Borrower

By:	/s/ Stephen Sypherd
Name: Stephen Sypherd
Title: Vice President, Secretary and Treasurer

FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company, as a Borrower

By: FS Credit Real Estate Income Trust, Inc., its sole member

By:	/s/ Stephen Sypherd
Name: Stephen Sypherd
Title: Vice President, Secretary and Treasurer

Loan and Security Agreement Amendment

CITY NATIONAL BANK, a national banking association, as Agent and as a Lender

By:	/s/ Adam Strauss
Name: Adam Strauss
Title: Senior Vice President

Loan and Security Agreement Amendment

CITY NATIONAL BANK, a national banking association, as Agent and as a Lender

By:
Name:
Title:

WOODFOREST NATIONAL BANK, as New Lender

By:	/s/ Maya Mylavarapu
Name: Maya Mylavarapu
Title: Vice President

ny- 2039325

ANNEX A

Loan and Security Agreement

See attached.

ny- 2039325

~~Conformed through Third~~Annex A to Fourth Amendment ~~dated December 23, 2020~~to Loan and Security Agreement dated June 7, 2021

LOAN AND SECURITY AGREEMENT

dated as of August 22, 2019

by and among

FS CREDIT REAL ESTATE INCOME TRUST, INC. and

FS CREIT FINANCE HOLDINGS LLC

Each as a Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

CITY NATIONAL BANK,

together with its successors and assigns

as Administrative Agent

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated as of August 22, 2019 is entered into by and among, on the one hand, FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“FS CREIT”), and FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company (“Finance Holdings” and together with FS CREIT, each individually referred to hereinafter as a “Borrower” and collectively as the “Borrowers”), and, on the other hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and CITY NATIONAL BANK, a national banking association (“CNB”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

Article I

DEFINITIONS AND CONSTRUCTION

1.1          Definitions. For purposes of this Agreement (as defined below), the following initially capitalized terms shall have the following meanings:

“Administrative Borrower” has the meaning specified therefor in Section 2.23 of this Agreement.

“Advisor” means FS Real Estate Advisor, LLC, a Delaware limited liability company, together with any successor or assignee which is an Affiliate of FS CREIT or any such successor or assignee reasonably acceptable to Agent.

“Advisory Agreements” means (i) the Second Amended and Restated Advisory Agreement, dated as of August 17, 2018, between FS CREIT and the Advisor and (ii) the Amended and Restated Sub-Advisory Agreement, dated as of August 30, 2017 between the Advisor and the Sub-Advisor.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the account of Agent identified on Schedule A-1.

“Agent’s Liens” means the Liens granted by any Borrower to Agent under this Agreement or the other Loan Documents.

“Agreement” means this Loan and Security among the Borrowers, the Lenders, and Agent, together with all exhibits and schedules hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible.

“Assignee” has the meaning set forth in Section 9.1(a).

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any officer of the Borrower.

“Availability” means, as of any date of determination, the amount that the Borrower is entitled to borrow as Loans hereunder (after giving effect to all then outstanding Obligations and all sublimits then applicable hereunder).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(b)(iv).

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978 (11 U.S.C. §§101-1330), as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Base LIBOR Rate” means a rate per annum, rounded upwards, if necessary, to the nearest 1/16 of 1.00%, equal to the rate of interest which is identified and normally published by Bloomberg Professional Service page USD-LIBOR-BBA (BBAM) as the offered rate for loans in Dollars for the applicable Interest Period; provided that, if the Base LIBOR Rate shall be less than ~~zero~~0.50%, such rate shall be deemed ~~zero~~0.50% for purposes of this Agreement. The rate is set by the ICE Benchmark Administration or any successor determining administrator as of 11:00 a.m. (London time) on the second Eurodollar Business Day preceding the first day of each Interest Period. If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to the Agent) no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market or if such index no longer exists or if page USD-LIBOR-BBA (BBAM) no longer exists or accurately reflects the rate available to Agent in the London Interbank Market, “LIBOR” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by Agent in its discretion..

“Base Rate” means for any day a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the rate of interest announced or otherwise established by the Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Agent’s best or lowest rate) and (c) the LIBOR Rate for a one month Interest Period on such day plus 1.00%.

“Base Rate Loan” means any Loan bearing interest at the Base Rate.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:

(a)          the sum of: (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

(b)          the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment;

(c)          the sum of: (i) the alternate benchmark rate that has been selected by Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (a), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than the applicable Floor with respect to the applicable Revolving Credit Facility, the Benchmark Replacement will be deemed to be such applicable Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a)           for purposes of clauses (a) and (b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Agent: (i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b)           for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and the Administrative Borrower for the applicable Corresponding Tenor, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)           in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(c)           in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)           a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” and “Borrowers” have the respective meanings set forth in the introduction to this Agreement.

“Borrowing” means a borrowing under the Revolving Credit Facility consisting of a Loan made by the Lenders (or Agent on behalf thereof) to any Borrower.

“Borrowing Base” means as of any date of determination, the result of (a) 90% of the amount of cash and Cash Equivalents on the balance sheet of FS CREIT as of such date (excluding any Unencumbered Assets) plus (b) 80% of Net Contributed Capital for the applicable Measurement Period.

“Breakage Costs” means, with respect to any Lender, in the event of any prepayment, conversion, or continuation of any LIBOR Rate Loan on any date that is not the expiration date of the Interest Period thereto, the amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto (excluding margin or spread), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market.

“Business Day” means a day when major commercial banks are open for business in the State of New York, other than Saturdays or Sundays.

“Bylaws” means the bylaws of FS CREIT adopted as of February 13, 2017.

“Capital Contribution Account” means the Deposit Account maintained by FS CREIT with Agent as account number 210667024 into which Investor capital contributions are deposited from time to time.

“Capitalized Lease Obligations” means, as to any Person, the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person in respect of such Person’s interest as lessee under a capitalized lease.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the US federal government or (ii) issued by any agency of the US federal government the obligations of which are fully backed by the full faith and credit of the US federal government, (b) any readily marketable direct obligations issued by any other agency of the US federal government, any state of the US or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the US, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the US, any state thereof or the District of Columbia, (B) ”adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any US money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the US; provided, however, that the maturities of all obligations specified in any of clause (a), (b), (c) or (d) above shall not exceed 365 days.

“Change of Control Event” means (a) the Sub-Advisor ceases to be the sub-advisor of FS CREIT, (b) the Advisor ceases to be the advisor of FS CREIT or (c) a Borrower fails to own, directly or indirectly, all of the outstanding Securities of each of its then existing Subsidiaries (except for the inclusion of a tranche of additional equityholder(s) of any Subsidiary for the purpose of efficiently structuring the Specified Subsidiary Financing or another Subsidiary Financing to the extent disclosed to the Agent prior to the effectiveness thereof and reasonably acceptable to the Agent) it being understood that it shall not be a Change of Control Event if any Subsidiary is dissolved, wound down or otherwise ceases to exist.

“Charter” means the Second Articles of Amendment and Restatement of FS CREIT, dated as of September 5, 2017.

“Closing Date” means the date on which each of the conditions precedent in Article III has been fulfilled to the reasonable satisfaction of Agent and its counsel.

“Closing Date Advance” means the Loans made on the Closing Date for payment of the Closing Fee and payment of all reasonable and documented out-of-pocket fees, costs, and expenses of Agent (including the reasonable fees and expenses of Agent’s counsel) incurred in connection with the preparation, negotiation, execution, and delivery of the Loan Documents.

“Closing Fee” has the meaning set forth in Section 2.11(b).

“CNB” has the meaning set forth in the preamble to this Agreement.

“Collateral” has the meaning set forth in Section 11.1(a).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by a Responsible Officer of Administrative Borrower to Agent.

“Contingent Obligation” means, as to any Person and without duplication of amounts, any written obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any Debt, noncancellable lease, dividend, reimbursement obligations relating to letters of credit, or any other obligation that pertains to Debt, a noncancellable lease, a dividend, or a reimbursement obligation related to letters of credit (each, a “primary obligation”) of any other Person (“primary obligor”) in any manner, whether directly or indirectly, including any written obligation of such Person, irrespective of whether contingent, (a) to purchase any such primary obligation, (b) to advance or supply funds (whether in the form of a loan, advance, stock purchase, capital contribution, or otherwise) (i) for the purchase, repurchase, or payment of any such primary obligation or any Asset constituting direct or indirect security therefor, or (ii) to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth, solvency, or other financial condition of the primary obligor, (c) to purchase or make payment for any Asset, securities, services, or noncancellable lease if primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to indemnify any other Person for costs, fees, expenses, or other liabilities incurred by such other Person or (e) under any rate contracts.

“Contractual Obligation” means, as to any Person, any material provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which any of its Assets is subject.

“Control Agreement” means any control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by any Borrower, Agent, and the applicable bank or securities intermediary, as applicable, with respect to a Deposit Account or Securities Account.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such Business Day after giving effect to all payments received and credit extensions made on such date.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.

“Debt” means, as to any Person, (a) all obligations for such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, or other financial products and all net obligations of such Person under interest rate swaps, (c) all obligations of such Person to pay the deferred purchase price of Assets or services, exclusive of trade payables that are due and payable in the ordinary and usual course of such Person’s business, (d) all Capitalized Lease Obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any Asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such Asset and (f) all Contingent Obligations of such Person. Notwithstanding the foregoing, Debt shall not include any Debt that would appear on such Person’s consolidated balance sheet solely as a result of consolidation under the variable interest entity guidance in ASC 810.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement on the date that it is required to do so under this Agreement (including the failure to make a required payment in connection with a L/C Disbursement), (b) notified any Borrower, Agent or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within one Business Day after written request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under this Agreement on the date that it is required to do so under this Agreement, unless the subject of a good faith dispute or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Federal Funds Rate and (b) thereafter, the interest rate then applicable to Loans that are Base Rate Loans.

“Deposit Account” has the meaning set forth in the UCC.

“Distribution Account” means the Deposit Account maintained by FS CREIT with State Street Bank and Trust Company as account number 10826915 into which all Subsidiary Distributions are deposited from time to time that is subject to a Control Agreement.

“Division/Series Transaction” shall mean, with respect to any Borrower and its Subsidiaries, that any such Person (a) divides into two or more Persons (whether or not the original Credit Party or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case as contemplated under any requirement of law of any jurisdiction.

“Dollars” and “$” mean US dollars or such coin or currency of the US as at the time of payment shall be legal tender for the payment of public and private debts in the US.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(a)       a notification by Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least five (5) currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)       the joint election by Agent and the Administrative Borrower to trigger a fallback from USD LIBOR and the provision by Agent of written notice of such election to the Lenders.

“Eligible Transferee” means (a) any Lender or any Affiliate (other than individuals) of a Lender, (b) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of the Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned) and (c) during the continuation of an Event of Default, any other Person approved by Agent.

“Environmental Law” means any applicable US federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or its respective Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Borrower, within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412, 430 or 431 of the Internal Revenue Code).

“ERISA Event” means that (1) any Borrower has underlying assets which constitute Plan Assets or (2) any Borrower or any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to, any Plan.

“Erroneous Payment” has the meaning assigned to it in Section 10.20(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.20(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.20(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.20(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.20(d).

“Eurocurrency Reserve Requirement” means the sum (without duplication) of the rates (expressed as a decimal) of reserves (including, without limitation, any basic, marginal, supplemental, or emergency reserves) that are required to be maintained by banks during the Interest Period under any regulations of the Federal Reserve Board, or any other governmental authority having jurisdiction with respect thereto, applicable to funding based on so-called “Eurocurrency Liabilities”, including Regulation D (12 CFR 224).

“Eurodollar Business Day” means any Business Day on which major commercial banks are open for international business (including dealings in Dollar deposits) in New York, New York and London, England.

“Event of Default” has the meaning set forth in Article VII hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Excluded Property” means (i) all of the stock, limited liability company interests, partnership interests and other Securities in each Subsidiary of the Borrowers other than direct Subsidiaries of FS CREIT to the extent such Subsidiary is not a primary obligor with respect to a Subsidiary Financing, (ii) any property, right, title or interest which is pledged in any customary equity pledge agreement pursuant to any Subsidiary Financing (including, without limitation, any and all cash, proceeds, dividends, insurance payable by reason of loss or damage to the pledged collateral, interests or accounts that hold proceeds of the pledged collateral, in each case, which are pledged in any such equity pledge agreement), in each case, on terms substantially consistent with the equity pledge agreements in existence on the Closing Date and (iii) all (x) cash, (y) Cash Equivalents or (z) other assets, in each case for which credit is received under the terms of any financial covenant within any Subsidiary Financing documentation (and each account in which any such cash, Cash Equivalent or asset is held) of FS CREIT that is required to be unencumbered in order to comply with any financial covenant included in any Subsidiary Financing documentation (such cash, Cash Equivalents and/or assets set forth in this clause (iii), the “Unencumbered Assets”).

“Extension Effective Date” has the meaning set forth in Section 2.11(c).

“Extension Fee” has the meaning set forth in Section 2.11(c).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to CNB on such day on such transactions as determined by Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Finance Holdings” has the meaning set forth in the preamble to this Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Fourth Amendment” means that certain Fourth Amendment to Loan and Security Agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrowers, the Lenders party thereto and the Agent.

“Fourth Amendment Fee Letter” has the meaning set forth in the Fourth Amendment.

“Fourth Amendment Effective Date” means June 7, 2021.

“FS CREIT” has the meaning set forth in the preamble to this Agreement.

“Funding Date” means the date on which a Loan occurs.

“Funding Losses” has the meaning set forth in Section 2.7(b)(ii).

“GAAP” means generally accepted accounting principles in the US in effect from time to time.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, charter, by-laws, certificate of formation, partnership agreement, operating agreement or other organizational documents of such Person.

“Governmental Authority” means any US federal, state, local, or other governmental department, commission, board, bureau, agency, central bank, court, tribunal, or other instrumentality, domestic or foreign.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Highest Lawful Rate” means the maximum non-usurious interest rate, as in effect from time to time, that may be charged, contracted for, reserved, received, or collected by a Lender in connection with this Agreement or the other Loan Documents.

~~“Increase” has the meaning set forth in Section 2.21 hereof.~~

~~“Increase Effective Date” has the meaning set forth in Section 2.21 hereof.~~

~~“Increase Fee” has the meaning set forth in Section 2.11(d).~~

“Indemnified Liabilities” has the meaning set forth in Section 8.2 hereof.

“Indemnitee” has the meaning set forth in Section 8.2 hereof.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any Debtor Relief Law or any other state or US federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Interest Payment Date” means, (x) in the case of Base Rate Loans, the first day of each fiscal quarter and (y) in the case of LIBOR Rate Loans, the last day of the applicable Interest Period, provided, that in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is made (including the date a Base Rate Loan is converted to a LIBOR Rate Loan, or a LIBOR Rate Loan is renewed as a LIBOR Rate Loan, which, in the latter case, will be the last day of the expiring Interest Period) and ending on the date which is one (1), three (3) or six (6) months thereafter, as selected by Administrative Borrower; provided, that no Interest Period may extend beyond the Maturity Date.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Investment” means, as to any Person, any direct or indirect purchase or other acquisition by that Person of, or beneficial interest in, stock, instruments, bonds, debentures or other securities of any other Person, or any direct or indirect loan, advance, or capital contribution by such Person to any other Person, including all indebtedness and accounts receivable due from that other Person that did not arise from sales or the rendition of services to that other Person in the ordinary and usual course of such Person’s business, and deposit accounts (including certificates of deposit).

“Investors” means the “Stockholders” of the FS CREIT as such term is defined in the Charter.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Lender” means (a) CNB or (b) any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.15.

“KMR” means Katten Muchin Rosenman LLP.

“L/C Disbursement” means a payment made by Issuing Lender to a beneficiary of a Letter of Credit pursuant to such Letter of Credit.

“Lender” and “Lenders” have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 9.1.

“Lender Group” means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

“Lender Group Expenses” means all (a) costs or expenses (including taxes) required to be paid by any Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Agent, (b) fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with any Borrower, including: (i) fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the United States Patent and Trademark Office, the United States Copyright Office, or, if required, the department of motor vehicles), filing, recording, publication, (ii) if an Event of Default has occurred and is continuing, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement) and (iii) if an Event of Default has occurred and is continuing, and if reasonably requested by the Agent, environmental examinations, (c) charges paid or incurred by Agent resulting from the dishonor of checks, (d) reasonable costs and expenses paid or incurred by Agent or any Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (e) reasonable third party fees and expenses of Agent related to collateral examinations of the books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (f) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Agent or any Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents, (g) Agent’s reasonable out of pocket costs and expenses (including reasonable attorneys’ fees of one firm of counsel per jurisdiction (including any special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict retains its own counsel, of another firm of counsel for such affected Indemnitee) incurred in advising, structuring, drafting, reviewing, administering or amending the Loan Documents and (h) Agent’s and each Lender’s reasonable costs and expenses (including attorneys, accountants, consultants, and other third party advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other third party advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, ~~and~~ agents and other representatives.

“Letter of Credit” has the meaning set forth in Section 2.15(a).

“Letter of Credit Collateralization” means, with respect to each Letter of Credit, outstanding after the Maturity Date, either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit Fees and all fees, charges and commissions provided for in Section 2.4(d) of this Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Lenders in an amount equal to 103% of the then existing Letter of Credit Usage with respect to such Letter of Credit, (b) delivering to Agent documentation executed by all beneficiaries under such Letter of Credit, in form and substance reasonably satisfactory to Agent and Issuing Lender, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank reasonably acceptable to Agent in an amount equal to 103% of the then existing Letter of Credit Usage with respect to such Letter of Credit (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

~~“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Letter of Credit Usage on such date.~~

“Letter of Credit Fee” has the meaning set forth in Section 2.4(d).

“Letter of Credit Usage” means, as of any date of determination, with respect to all outstanding Letters of Credit, the aggregate undrawn amount of outstanding Letters of Credit and with respect to each outstanding Letter of Credit, the undrawn amount of such Letter of Credit.

~~“LIBOR” has the meaning set forth in Section 2.22(a).~~

“LIBOR Rate” means with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1.00%):

_________ Base LIBOR Rate ________

1 - Eurocurrency Reserve Requirement

“LIBOR Rate Loan” means any Loan bearing interest at the LIBOR Rate.

~~“LIBOR Successor Rate” has the meaning set forth in Section 2.22.~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to any applicable defined terms herein and administrative matters as may be appropriate, as agreed by the Administrative Borrower and the Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent and the Administrative Borrower agree).~~

~~“LIBOR Suspension Date” has the meaning set forth in Section 2.22(a).~~

~~“LIBOR Suspension Events” has the meaning set forth in Section 2.22(b).~~

“Lien” means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money) for security, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement and any agreement to give any security interest).

“Loan” means a loan made by the Lenders (or Agent on behalf thereof) to any Borrower pursuant to Section 2.1 of this Agreement.

“Loan Account” has the meaning set forth in Section 2.12 hereof.

“Loan Documents” means this Agreement, the Letters of Credit, the Fourth Amendment and each other amendment to this Agreement entered into prior to the Fourth Amendment Effective Date, the Fourth Amendment Fee Letter and any and all other documents, agreements, or instruments that have been or are entered into by any Borrower and Agent in connection with the transactions contemplated by this Agreement, including any amendment hereto.

“Margin Securities” means “margin stock” as that term is defined in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means (a) a material and adverse effect on the business, operations, Assets, or condition (financial or otherwise) of the Borrowers (taken as a whole), (b) a material impairment of the Borrowers’ ability to perform their obligations under the Loan Documents or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral or (c) a material impairment of the enforceability or priority of the Agent’s Liens with respect to the Collateral.

“Maturity Date” means ~~August 23, 2022,~~June 7, 2023, subject to any extension thereof in accordance to Section 2.20.

“Maximum Revolver Amount” means $~~25,000,000,~~55,000,000, as such amount may be ~~increased from time to time pursuant to Section 2.21 or~~ decreased from time to time pursuant to Section 2.10~~(c).~~ or terminated in whole or in part pursuant to Section 7.2.

“Measurement Period” means, as of any date of determination, the period of three (3) consecutive fiscal months of FS CREIT ending on such date.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Asset Value” means, on any date of determination, FS CREIT’s net asset value as determined by the Advisor in accordance with FS CREIT’s valuation guidelines, as set forth in the registration statement for FS CREIT’s public offering of common stock as in effect on the date hereof.

“Net Contributed Capital” means, on any date of determination, “Invested Capital” of FS CREIT as such term is defined in the Charter.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Obligations” means all Loans, debts, principal, interest, premiums, liabilities (including all amounts charged to the Borrowers’ Loan Account pursuant hereto), contingent reimbursement obligations with respect to outstanding Letters of Credit, obligations (including indemnification obligations), fees (including the fees provided for in the Fourth Amendment Fee Letter and the Letter of Credit Fee), charges, costs, expenses (including Lender Group Expenses) (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, Erroneous Payment Subrogation Rights and duties of any kind and description owing by any Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning set forth in Section 9.1(e).

“Participant” has the meaning set forth in Section 9.1(e).

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Investments” means those investments which are permitted by, and as described in the Charter and/or Bylaws of FS CREIT and the operating agreement of Finance Holdings.

“Permitted Liens” means: (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not, at such time, required by Section 5.4 hereof, (b) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of a Borrower, (c) Liens granted by a Borrower to Agent in order to secure its respective obligations under this Agreement and the other Loan Documents to which it is a party, (d) Liens and deposits in connection with workers’ compensation, unemployment insurance, social security and other legislation affecting a Borrower, (e) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and (f) Liens arising from precautionary security grants with respect to the sale or contribution of assets (i) of Finance Holdings to FS Rialto 2019-FL1 Issuer, Ltd. (the “Issuer”) pursuant to the Collateral Interest Purchase Agreement, dated as of December 5, 2019 among the Issuer, Finance Holdings, and other parties thereto in connection with the Specified Subsidiary Financing and/or (ii) in connection with any other Subsidiary Financing to the extent disclosed to the Agent prior to the granting thereof and reasonably acceptable to the Agent.

“Person” means and includes natural persons, corporations, partnerships, limited liability companies, joint ventures, associations, companies, business trusts, or other organizations, irrespective of whether they are legal entities.

“Plan” means any “pension plan” (as such term is defined in Section 3(2) of ERISA) subject to Section 412 of the Internal Revenue Code or Title IV of ERISA established, maintained or contributed to by ~~the Company, the Parent~~any Borrower or any ERISA Affiliate.

“Plan Asset Regulation” ” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulation.

“Pro Rata Share” means, as of any date of determination:

(a)             with respect to a Lender’s obligation to make a Loan and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Loans by (z) the aggregate outstanding principal amount of all Loans,

(b)            with respect to a Lender’s obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Loans plus such Lender’s ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit by (z) the aggregate outstanding principal amount of all Loans plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit, and

(c)             with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 10.7), the percentage obtained by dividing (i) such Lender’s Revolver Commitment, by (ii) the aggregate amount of Revolver Commitments of all Lenders; provided, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender’s Loans plus such Lender’s ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit by (B) the outstanding principal amount of all Loans of all Lenders plus the aggregate amount of the Risk Participation Liability of all Lenders with respect to all outstanding Letters of Credit.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.1(h) hereof.

“Regulatory Change” has the meaning set forth in Section 2.13 hereof.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d)   perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

“Replaced Lender” has the meaning set forth in Section 12.2.

“Replacement Lender” has the meaning set forth in Section 12.2.

“Request for Borrowing” means an irrevocable written notice from any of the individuals identified on Exhibit R-1 attached hereto to Agent of the Administrative Borrower’s request to borrow any Loan or for the issuance of a Letter of Credit, which notice shall be substantially in the form of Exhibit R-2 attached hereto.

“Request for Conversion/Continuation” means an irrevocable written notice from any of the individuals identified on Exhibit R-1 attached hereto to Agent pursuant to the terms of Section 2.8, substantially in the form of Exhibit R-3 attached hereto.

“Required Lenders” means, at any time, ~~the Lenders~~(a) when there are three or more Lenders, at least two Lenders that are not Affiliates of one another whose aggregate Pro Rata Shares (calculated under clause (~~d~~c) of the definition of Pro Rata Shares) exceed 50%~~.~~ or (b) when there are two or fewer Lenders (provided that any Lenders that are Affiliates of each other shall all be treated as one Lender for purposes of this clause (b)), all of the Lenders.

“Responsible Officer” means the president, chief executive officer, chief operating officer, chief financial officer, secretary, general counsel, vice president, manager, controller, authorized signatory, managing partner, member or manager of a Person, or such other officer of such Person designated by a Responsible Officer in a writing delivered to Agent.

“Revolver Availability” means, as of any date, the result of (a) the Maximum Revolver Amount as of such date less (b) the Revolving Credit Facility Usage as of such date.

“Revolver Commitment” means, with respect to each Lender, its commitment in respect of the Revolving Credit Facility, and, with respect to all Lenders, their commitments in respect of the Revolving Credit Facility, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be (a)   reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 9.1, (b) increased from time to time pursuant to Section 2.21 or (c) terminated or reduced to zero from time to time pursuant to Section 7.2.

“Revolving Credit Facility” means the revolving credit facility described in Section 2.1 hereof.

“Revolving Credit Facility Usage” means, at the time any determination thereof is to be made, the aggregate Dollar amount of the outstanding Loans at such time; provided, that the foregoing shall not include any Letter of Credit Usage.

“Risk Participation Liability” means, as to each Letter of Credit, all reimbursement obligations of a Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the extent not reimbursed by a Borrower and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

“S&P” means Standard & Poor’s Rating Group.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government or (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

~~“Scheduled Unavailability Date” has the meaning set forth in Section 2.22(b).~~

“SEC” means the Securities and Exchange Commission of the United States of America or any successor thereto.

“Securities” means the capital stock, partnership interest, membership interest or other securities or equity interests of a Person, all warrants, options, convertible securities, joint venture interests, common share interests, and other interests which may be exercised in respect of, converted into or otherwise relate to such Person’s capital stock, partnership interest, membership interest or other equity interests and any other securities, including debt securities of such Person.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Subsidiary Financing” has the meaning given to such term in the First Amendment to Loan and Security Agreement dated as of December 4, 2019 by and among the Borrowers, the Lenders and the Agent.

“Sub-Advisor”: means Rialto Capital Management, LLC, a Delaware limited liability company, together with such successors and permitted assigns reasonably acceptable to Agent.

“Subsidiary” means, with respect to any Person (a) any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than 50% of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation and (b) any partnership, association, joint venture, limited liability company, or other entity in which such Person, directly or indirectly through its Subsidiaries, has more than a 50% equity interest at the time.

“Subsidiary Distributions” means all returns, profits, distributions and similar amounts paid to FS CREIT by any Subsidiary (including, without limitation, distributions of proceeds related to the sale or realization of Investments made by or in such Subsidiary).

“Subsidiary Financing” means financing arrangements provided to any Subsidiary of a Borrower. For the avoidance of doubt, any Subsidiary Financing shall not be secured by the Collateral.

“Taxes” means any tax based upon or measured by net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, occupation, premium or property taxes, or conduct of business, together with any interest and penalties, additions to tax and additional amounts imposed by any US federal, state, local, or foreign taxing authority upon any Person.

“Term” shall have the meaning set forth in Section 2.19 hereof.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” has the meaning set forth in Section 11.3(j).

~~“Unencumbered Assets” has the meaning set forth in the definition of “Excluded Property”.~~

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“~~US” means the United States of America.~~Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unencumbered Assets” has the meaning set forth in the definition of “Excluded Property”.

“Unmatured Event of Default” means an event, act, or occurrence which, with the giving of notice or the passage of time, would become an Event of Default, excluding the failure to make any payment which is not yet due and payable.

“Unused Line Fee” means, as of any date, the product of (a) the Revolver Availability as of such date times (b) ~~0.375~~0.50% per annum.

“US” means the United States of America.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

1.2            Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular and references to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Agreement or any other Loan Document to a “determination” or “designation” include estimates by Agent (in the case of quantitative determinations or designations), and beliefs by Agent (in the case of qualitative determinations or designations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such Loan Document, as applicable, as a whole and not to any particular provision of this Agreement or such Loan Document, as applicable. Article, section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement or any of the Loan Documents includes any and all alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefore, (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) the payment or repayment in full in immediately available funds of all other outstanding Obligations other than unasserted contingent indemnification Obligations and (d) the termination of all of the Revolver Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.3           UCC. Any terms used in this Agreement which are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein.

Article II

AMOUNT AND TERMS OF LOANS

2.1	Revolving Credit Facility.

(a)	Subject to the other terms and conditions hereof:

(i)         Each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make Loans to the Borrowers in an aggregate amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of the lesser of (A) the Maximum Revolver Amount less the aggregate Letter of Credit Usage at such time and (B)   the Borrowing Base less the aggregate Letter of Credit Usage at such time; provided, that at no time shall the sum of such Lender’s aggregate Loans and such Lender’s Pro Rata Share of the aggregate Letter of Credit Usage exceed such Lender’s Revolver Commitment, and

(ii)      Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of each Loan, together with interest accrued thereon, shall be due and payable on the Maturity Date, or if earlier, the date on which such Loan is declared due and payable pursuant to the terms of this Agreement~~.~~ or otherwise in accordance with Section 2.10.

(b)	In no event shall:

(i)         the sum of (A) the Revolving Credit Facility Usage plus (B) the aggregate Letter of Credit Usage at any time exceed the Maximum Revolver Amount;

(ii)       the sum of (A) the Revolving Credit Facility Usage plus (B) the aggregate Letter of Credit Usage exceed the Borrowing Base;

(iii)      the principal amount of any Borrowing requested to be made under the Revolving Credit Facility exceed the positive difference between (A) the lesser of (I) the Borrowing Base and (II) the Maximum Revolver Amount and (B) the sum of (I) the Revolving Credit Facility Usage extant immediately prior to such Borrowing plus (II) the aggregate Letter of Credit Usage extant immediately prior to such Borrowing.

(c)          Notwithstanding any other provision of this Agreement to the contrary, no Lender with a Revolver Commitment shall have an obligation to make any Loan under the Revolving Credit Facility on or after the Maturity Date or issue or amend any Letter of Credit on or after the Maturity Date.

2.2          Rate Designation. The Administrative Borrower shall designate each Loan under the Revolving Credit Facility as a Base Rate Loan or a LIBOR Rate Loan in the Request for Borrowing or Request for Conversion/Continuation given to Agent in accordance with Section 2.7 or Section 2.8, as applicable. Each Base Rate Loan under the Revolving Credit Facility shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, unless such Loan is being made to pay any interest, fees, or expenses then due hereunder, in which case such Loan may be in the amount of such interest, fees, or expenses, and each LIBOR Rate Loan under the Revolving Credit Facility shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, unless such Loan is being made to pay any interest, fees, or expenses then due hereunder, in which case such Loan may be in the amount of such interest, fees, or expenses.

2.3	[Intentionally Omitted].

2.4	Interest Rates; Payment of Principal and Interest.

(a)         The Borrowers shall make each payment due hereunder by making, or causing to be made, the amount thereof available to Agent’s Account, not later than 1:00 p.m. (Pacific Time) on the date of payment, for the account of the Lender Group. The Borrowers hereby authorize Agent, if not paid to Agent in immediately available funds within two (2) Business Days of the date when such payment was due, to obtain quarterly payments in respect of such interest provided for in this Agreement or the other Loan Documents (as and when payable hereunder or under the other Loan Documents) by debiting the Distribution Account in an amount equal to the amount thereof. If the Borrowers fail to make any such payment when due, each Borrower hereby authorizes and directs Agent to charge such interest, Letters of Credit Fees, and all other fees, expenses, and other Lender Group Expenses provided for in this Agreement or the other Loan Documents (as and when payable hereunder or under the other Loan Documents), to the Borrowers’ Loan Account as a Loan, and if such amounts are charged to the Borrowers’ Loan Account as a Loan, such amounts thereafter shall accrue interest at the rate then applicable to Base Rate Loans hereunder.

(i)          Unless Agent receives notice from the Administrative Borrower prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, Agent may assume that the Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(ii)           Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (in accordance with their respective Pro Rata Shares) and applied thereto and payments of fees and expenses (other than fees or expenses that are for Agent’s separate account, after giving effect to any agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders in accordance with their respective Pro Rata Shares. Subject to Section 2.4(a)(iv) below, Agent shall apply any and all payments ~~shall be remitted to Agent and all such payments,~~, distributions or other amounts received by Agent (or by any Lender, which shall promptly be turned over to Agent) in respect of the Obligations and/or any Collateral, and any and all proceeds of or related to any Collateral received by Agent~~, shall be applied as follows~~ (or by any Lender, which shall promptly be turned over to the Administrative Agent), in the following order:

(A)    first, to pay any fees and Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

(B)     second, to pay any fees and Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

(C)     third, ratably to pay interest due in respect of the Loans until paid in full,

(D)     fourth, so long as no Event of Default has occurred and is continuing, to pay the then due and owing principal balance of all Loans until paid in full,

(E)      fifth, if an Event of Default has occurred and is continuing, ratably (i) to pay the outstanding principal balance of the Loans until paid in full and (ii)     to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 103% of the Letter of Credit Usage until paid in full,

(F)      sixth, to pay any other Obligations (other than those owed to Defaulting Lenders), until paid in full,

(G)     seventh, to pay any Obligations owed to Defaulting Lenders, until paid in full, and

(H)     eighth, to the Borrowers (to be wired to the Distribution Account) or such other Person entitled thereto under applicable law.

(iii)          Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(iv)          In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(a)(ii) shall not apply to any payment made by any Borrower to Agent and specified by such Borrower in a written notice to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

(v)          For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof (including, without limitation, Section 1.2), including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi)          In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

(b)          Subject to Section 2.5, each Base Rate Loan shall bear interest upon the unpaid principal balance thereof, from and including the date advanced or converted, to but excluding the date of conversion or repayment thereof, at a fluctuating rate, per annum, equal to the lesser of (i) the Base Rate plus 1.25 percentage points or (ii) the Highest Lawful Rate. Any change in the interest rate resulting from a change in the Base Rate will become effective on the day on which each change in the Base Rate is announced by Agent. Interest due with respect to Base Rate Loans shall be due and payable, in arrears, on each Interest Payment Date applicable to such Loan and on the Maturity Date; provided, that with respect to any prepayment required pursuant to Section 2.9 hereof, the interest due with respect to the amount to be prepaid in accordance therewith and on the date required thereby, shall be calculated as the ratable portion of the accrued interest on the amount required to be so prepaid and that such accrued interest shall be calculated as if on or with respect to the Loan most recently advanced prior to the date of such prepayment.

(c)          Subject to Section 2.5, each LIBOR Rate Loan shall bear interest upon the unpaid principal balance thereof, from the date advanced, converted, or continued, at a rate, per annum, equal to the lesser of (i) the LIBOR Rate plus 2.25 percentage points and (ii) the Highest Lawful Rate. Interest due with respect to each LIBOR Rate Loan shall be due and payable, in arrears, on each Interest Payment Date applicable to that LIBOR Rate Loan and on the Maturity Date. Anything to the contrary contained in this Agreement notwithstanding, the Borrowers may not have more than ten (10) LIBOR Rate Loans outstanding at any one time.

(d)          The Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit Fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.15(c)) which shall accrue at a rate equal to 2.25% per annum times the Daily Balance of the Letter of Credit Usage (the “Letter of Credit Fee”), and which shall be payable quarterly in arrears commencing on October 1, 2019 and continuing on the first day of each fiscal quarter thereafter.

(e)          Unless prepaid in accordance with the terms hereof, the outstanding principal balance of all Loans, together with accrued and unpaid interest thereon, shall be due and payable, in full, on the Maturity Date.

(f)          On the Maturity Date, the Borrowers shall provide to Agent Letter of Credit Collateralization.

2.5          Default Rate. Upon the occurrence and during the continuation of an Event of Default under Sections 7.1(a), (d) or (e) and with respect to any other Event of Default, upon the written direction of the Required Lenders, in each case, without affecting any of the other rights and remedies provided for herein or in any of the other Loan Documents, (a) the unpaid principal amount of the Loans and any other amounts owing hereunder or under the other Loan Documents shall bear interest thereafter, at a per annum rate equal to (i) in the case of LIBOR Rate Loans, LIBOR Rate, plus 2.00 percentage points (the “LIBOR Rate Loan Default Rate”) or (ii) in the case of other Loans or amounts not addressed in clause (b) below, the Base Rate, plus 2.00 percentage points, as applicable (the “Base Rate Loan Default Rate”), and (b) the Letter of Credit Fee shall be increased by 2.00 percentage points (the “Letter of Credit Default Rate”). All amounts payable under this Section 2.5 shall be immediately due and payable without the requirement of notice or demand.

2.6	Computation of Interest and Fees Maximum Interest Rate.

(a)          All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year (or a 365-day year or 366-day year, as the case may be, for Base Rate Loans), in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. Interest shall accrue from the first day of the making of a Loan (or the date on which interest or fees or other payments are due hereunder, if applicable) to (but not including) the date of repayment of such Loan (or the date of the payment of interest or fees or other payments, if applicable) in accordance with the provisions hereof.

(b)         Anything to the contrary contained in this Agreement notwithstanding, the Borrowers shall not be obligated to pay, and Agent shall not be entitled to charge, collect, receive, reserve, or take interest (it being understood that interest shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the Highest Lawful Rate. During any period of time in which the interest rates specified herein exceed the Highest Lawful Rate, interest shall accrue and be payable at such Highest Lawful Rate; provided, that if the interest rate otherwise applicable hereunder declines below the Highest Lawful Rate, interest shall continue to accrue and be payable at the Highest Lawful Rate (so long as there remains any unpaid principal with respect to the Loans) until the interest that has been paid hereunder equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rates otherwise specified in this Agreement. For purposes of this Section 2.6, the term “applicable law” shall mean that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York, to the extent controlling, laws of the US.

2.7	Request for Borrowing.

(a)          Each Base Rate Loan shall be made on a Business Day and each LIBOR Rate Loan shall be made on a Eurodollar Business Day.

(b)          Each Borrowing shall be made by a written Request for Borrowing, which Request for Borrowing shall be irrevocable, given by an Authorized Person by mail or e-mail (in a format bearing a copy of the signature(s) required thereon) or by telephone (which shall be confirmed by one of the other means of delivery), and delivered to Agent at 400 Park Avenue, 7th Floor, New York, NY 10022, e-mail address Adam.Strauss@CNB.com, telephone 917-322-0635, and such Request for Borrowing shall attach an updated Compliance Certificate duly executed by a Responsible Officer of FS CREIT. Each Request for Borrowing ~~Request~~ shall be made not later than the time specified below on or before the date described below:

(i)            if such Borrowing is to be a Base Rate Loan, 10:00 a.m. (Pacific Time) on the requested Funding Date (or such lesser period as agreed to by Agent in its discretion), and such Request for Borrowing shall specify (among other things) that a Base Rate Loan is requested and state the amount thereof; or

(ii)           if such Borrowing is to be a LIBOR Rate Loan, 1:00 p.m. (Pacific Time) at least one (1) Eurodollar Business Day before the date the LIBOR Rate Loan is to be made, and such Request for Borrowing shall specify (among other things) that a LIBOR Rate Loan is requested and state the amount and Interest Period thereof (subject to the provisions of this Article II); provided, that no Loan shall be available as a LIBOR Rate Loan when any Unmatured Event of Default or Event of Default has occurred and is continuing. If the Administrative Borrower fails to designate a Loan as a LIBOR Rate Loan in accordance herewith, the Loan will be a Base Rate Loan. In connection with each LIBOR Rate Loan, the Borrowers shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”), except if caused by a Lender failing to fund. Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i)    the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan (excluding margin or spread) had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.7(b)(ii) shall be conclusive absent manifest error.

(c)          If the notice provided for in clause (b) of this Section 2.7 with respect to a Base Rate Loan or a LIBOR Rate Loan is received by Agent not later than 10:00 a.m. or 1:00 p.m. (Pacific Time), as applicable on a Business Day or Eurodollar Business Day, as applicable, such day shall be treated as the first Business Day or Eurodollar Business Day, as applicable, of the required notice period. In any other event, such notice will be treated as having been received immediately before 10:00 a.m. or 1:00 p.m. (Pacific Time), as applicable, of the next Business Day or Eurodollar Business Day, as applicable, and such day shall be treated as the first Business Day or Eurodollar Business Day, as applicable, of the required notice period.

(d)          Each Request for Borrowing shall specify, among other information, the intended use of the proceeds of such Loan or Letter of Credit and the amount to be applied to each such use.

(e)          Promptly after receipt of a Request for Borrowing pursuant to Section 2.7(b), Agent shall notify the Lenders of the requested Loan. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Loan available to Agent in immediately available funds, to Agent’s Account, not later than ~~10~~1:00 ~~a~~p.m. (Pacific Time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Loans, Agent shall make the proceeds thereof available to the Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Distribution Account; provided, that Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Loan if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Loan unless such condition has been waived or (2) the requested Loan would exceed the Availability on such Funding Date.

(f)          Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Loan after the Closing Date, prior to 9:00 a.m. (Pacific time) on the Funding Date of such Loan, that such Lender will not make available as and when required hereunder to Agent for the account of the Borrowers the amount of that Lender’s Pro Rata Share of the Loan, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Lender (other than CNB) shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to the Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Loan on the date of Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify the Borrowers of such failure to fund and, upon demand by Agent, the Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Loan, at a rate per annum equal to the interest rate applicable at the time to the Loans composing such Loan, without in any way prejudicing the rights and remedies of the Borrowers against the Defaulting Lender. The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

(g)          Notwithstanding the provisions of Section 2.4(a)(ii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Issuing Lender, to the extent of the portion of a L/C Disbursement that was required to be, but was not, paid by the Defaulting Lender, (B) second, to each Non-Defaulting Lender ratably in accordance with their Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (C) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of the Borrowers (upon the request of the Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Loans (or other funding obligations) hereunder and (D) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (G) of Section 2.4(a)(ii). Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.11(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolver Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 12.2(a)(i) through (iii). The provisions of this Section 2.7(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Lender, and the Borrowers shall have waived, in writing, the application of this Section 2.7(g) to such Defaulting Lender or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 2.7(g) shall not be construed to increase or otherwise affect the Revolver Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Lender, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolver Commitment and Loans of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Revolver Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or the Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.7(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.7(g) shall control and govern.

(h)         Agent, as a non-fiduciary agent for the Borrowers, shall maintain a register showing the principal amount of the Loans, owing to each Lender and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

(i)          All Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loan (or other extension of credit) hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.8	Conversion or Continuation.

(a)          Subject to the provisions of clause (d) of this Section 2.8 and the provisions of Section 2.14, Administrative Borrower shall have the option to (i) convert all or any portion of the outstanding Base Rate Loans equal to $250,000, and integral multiples of$100,000 in excess of such amount, to a LIBOR Rate Loan, (ii) convert all or any portion of the outstanding LIBOR Rate Loans equal to $100,000 and integral multiples of $100,000 in excess of such amount, to a Base Rate Loan and (iii) upon the expiration of any Interest Period applicable to any of its LIBOR Rate Loans, continue all or any portion of such LIBOR Rate Loan equal to $100,000, and integral multiples of $100,000 in excess of such amount, as a LIBOR Rate Loan, and the succeeding Interest Period of such continued Loan shall commence on the expiration date of the Interest Period previously applicable thereto; provided, that a LIBOR Rate Loan only may be converted or continued, as the case may be, on the expiration date of the Interest Period applicable thereto unless the Borrowers pay any Breakage Costs incurred by the Lender; provided further, that no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan when any Unmatured Event of Default or Event of Default has occurred and is continuing; provided further, that if, before the expiration of an Interest Period of a LIBOR Rate Loan, Administrative Borrower fails to timely deliver the appropriate Request for Conversion/Continuation, such LIBOR Rate Loan automatically shall be converted to a Base Rate Loan. A certificate of Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive as Breakage Costs shall be conclusive absent manifest error.

(b)          The Administrative Borrower shall by mail, e-mail (in a format bearing a copy of the signature(s) required thereon) or by telephone (which shall be confirmed by one of the other means of delivery) deliver a Request for Conversion/Continuation to Agent (i) no later than 10:00 a.m. (Pacific time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and (ii) no later than 1:00 p.m. (Pacific time) one (1) Eurodollar Business Day before (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Request for Conversion/Continuation shall specify (x) the proposed conversion or continuation date (which shall be a Business Day or a Eurodollar Business Day, as applicable), (y) the amount and type of the Loan to be converted or continued and (z) the nature of the proposed conversion or continuation.

(c)          Any Request for Conversion/Continuation (or telephonic notice in lieu thereof) shall be irrevocable and the Borrowers shall be obligated to convert or continue in accordance therewith.

(d)          No Loan (or portion thereof) may be converted into, or continued as, a LIBOR Rate Loan with an Interest Period that ends after the Maturity Date.

2.9	Mandatory Repayment.

(a)          The Revolver Commitments, including any commitment to issue any Letter of Credit, shall terminate on the Maturity Date, and all Loans, all interest that has accrued and remains unpaid thereon, all contingent reimbursement obligations of the Borrowers with respect to outstanding Letters of Credit, all unpaid fees, costs, or expenses that are payable hereunder or under any other Loan Document, and all other Obligations immediately shall be due and payable in full, without notice or demand (including providing Letter of Credit Collateralization), on the Maturity Date.

(b)          If on any date, the sum of the then outstanding Revolving Credit Facility Usage and the then aggregate Letter of Credit Usage exceeds the then extant amount of the Maximum Revolver Amount, then, and in each such event, the Borrowers shall repay the Obligations in the amount of such excess to Agent for the benefit of the Lenders within three (3) Business Days of the date when such excess first occurs.

(c)          In the event that, on any date, the sum of (A) the Revolving Credit Facility Usage plus (B) the Letter of Credit Usage exceeds the Borrowing Base, then, and in each such event, the Borrowers shall repay the Obligations in the amount of such excess to Agent, for the benefit of the Lenders within three (3) Business Days of the date when such excess first occurs.

(d)          The Borrowers shall repay in full in cash to Agent, for the benefit of the Lenders, each Loan in full in immediately available funds, in each case within 180 days after the relevant Funding Date for such Loan (each, a “Repayment Date”).

2.10	Voluntary Prepayments; Termination and Reduction in Commitments.

(a)          The Borrowers shall have the right, at any time and from time to time, to prepay the Loans without penalty or premium. The Administrative Borrower shall give Agent written notice not less than one (1) Business Day prior to any such prepayment with respect to Base Rate Loans and not less than three (3) Eurodollar Business Days prior written notice of any such prepayment with respect to LIBOR Rate Loans. In each case, such notice shall specify the date on which such prepayment is to be made (which shall be a Business Day or Eurodollar Business Day, as applicable), and the amount of such prepayment. Each such prepayment shall be in an aggregate minimum amount of $250,000 and shall include interest accrued on the amount prepaid to, but not including, the date of payment in accordance with the terms hereof (or, in each case, such lesser amount constituting the amount of all Loans then outstanding). The foregoing to the contrary notwithstanding, (x) the Borrowers may not make a partial principal prepayment on a LIBOR Rate Loan and (y) the Borrowers may prepay the full outstanding principal balance on a LIBOR Rate Loan prior to the end of the Interest Period; provided, that such prepayment shall be subject to Section 2.7(b)(ii).

(b)          The Borrowers shall have the option, at any time upon three (3) Business Days prior written notice by the Administrative Borrower to Agent, to terminate this Agreement and terminate the Revolver Commitments hereunder by paying to Agent, in cash, the Obligations in full (including providing Letter of Credit Collateralization); provided, that the Revolver Commitments shall not be terminated if after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10(a), the aggregate amount of the Revolving Credit Facility Usage and aggregate Letter of Credit Usage would exceed the aggregate amount of the Revolver Commitments. Promptly following receipt of any notice, Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Administrative Borrower pursuant to this Section 2.10(b) shall be irrevocable; provided, that a notice of termination of the Revolver Commitments delivered by the Administrative Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Administrative Borrower (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied. If the Borrower has sent a notice of termination pursuant to the provisions of this Section, then (subject to the proviso in the preceding sentence) the Revolver Commitments shall terminate and the Borrowers shall be obligated to repay the Obligations in full on the date set forth as the date of termination of this Agreement in such notice (including providing Letter of Credit Collateralization). Any termination of the Revolver Commitments shall be permanent.

(c)          The Borrowers shall have the option, at any time upon three (3) Business Days’ prior written notice by Administrative Borrower to Agent, to reduce the Revolver Commitments in increments of $1,000,000, provided that in no event shall the Revolver Commitments be reduced to less than $5,000,000 pursuant to this Section 2.10(c). Promptly following receipt of any notice, Agent shall advise the Lenders of the contents thereof. Each notice delivered by Administrative Borrower pursuant to this Section 2.10(c) shall be irrevocable; provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied.

2.11	Fees.

(a)          Unused Commitment Fee. An unused commitment fee shall be due and payable by Borrowers to the Agent for the account of the Lenders quarterly in arrears, on the first day of each fiscal quarter, in an amount equal to the result of the sum of the Unused Line Fee for each day during such fiscal quarter.

(b)          ~~Closing Fee. A closing fee~~Fourth Amendment Fee Letter Fees. Borrowers shall ~~be~~pay to Agent, as and when due and payable ~~by the Borrowers to Agent for the account of the Lenders in full on the Closing Date in an amount equal to $25,000.00 (the “Closing Fee”)~~under the terms of the Fourth Amendment Fee Letter, the fees set forth in the Fourth Amendment Fee Letter.

(c)          Extension Fee. On the effective date of any extension of the Maturity Date pursuant to Section 2.20 (such date, the “Extension Effective Date”), the Borrowers shall pay to the Agent, for the account of each Lender, an extension fee (the “Extension Fee”) in an amount to be agreed between the Administrative Borrower and Agent.

~~(d)          Increase Fee. On any Increase Effective Date, the Borrowers shall pay to the Agent, for the account of each Lender, an increase fee (the “~~Increase Fee~~”) in an amount to be agreed between the Administrative Borrower and Agent.~~

2.12         Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of the Borrowers (the “Loan Account”) on which the Borrowers will be charged with all Loans made by the Lenders (or Agent on behalf thereof) to the Borrowers or for any Borrower’s account, the Letters of Credit issued by Issuing Lender for any Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses. Agent shall render statements regarding the Loan Account to the Administrative Borrower, including principal, interest, fees, and including an itemization of all expenses owing, and such statements shall be conclusively presumed to be correct and accurate (absent manifest error) and constitute an account stated between the Borrowers and Agent unless, within 30 days after receipt thereof by the Administrative Borrower, the Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.13	Increased Costs.

(a)          If after the Closing Date, the adoption of, or any change in, any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Agent or the Lenders (or their Affiliates) with any request, guideline, or directive (irrespective of whether having the force of law) of any governmental authority (a “Regulatory Change”) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement (including any such requirement imposed by the Federal Reserve Board, but excluding with respect to any LIBOR Rate Loan any such requirement included in the calculation of the Base LIBOR Rate, as applicable) against Assets of, deposits with, or for the account of, or credit extended by, Agent or the Lenders (or their Affiliates) or shall impose on Agent or the Lenders (or their Affiliates) or the interbank eurodollar market any other condition affecting its LIBOR Rate Loans, as applicable, or its obligation to make LIBOR Rate Loans, as applicable, then, Agent may, by written notice given to the Administrative Borrower, require the Borrowers to pay to the Lender Group such additional amounts as shall compensate the Lender Group for any such increased cost, reduction, loss, or expense incurred by the Lender Group in connection with the Loans. Any such request for compensation by Agent under this Section 2.13 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes.

(b)          Notwithstanding anything herein to the contrary, (i) the issuance of any rules, regulations or directions under the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith after the date of this Agreement and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the US or foreign regulatory authorities shall, in each case, be deemed to be change in law, rule, regulation or guideline for purposes of Sections 2.8 and 2.13 and the protection of Sections 2.8 and 2.13 shall be available to each Lender and Issuing Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed, so long as it shall be customary for lenders or issuing banks affected thereby to comply therewith. Notwithstanding anything to the contrary contained herein, the Borrowers shall not be required to compensate any Lender pursuant to this Section 2.13  for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the change in law, rule, regulation or guideline giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor.

2.14          Suspension of LIBOR Rate Loans; Benchmark Replacement.

(a)            If Agent, on any Eurodollar Business Day, is unable to determine the Base LIBOR Rate applicable for a new, continued, or converted LIBOR Rate Loan for any reason, or any law, regulation, or governmental order, rule or determination, makes it unlawful for any Lender to make a LIBOR Rate Loan, Borrower’s right to select LIBOR Rate Loans will be suspended until Agent is again able to determine the Base LIBOR Rate or such Lender is able to make LIBOR Rate Loans, as the case may be. During such suspension, new Loans, outstanding Base Rate Loans, and LIBOR Rate Loans whose Interest Periods terminate may only be Base Rate Loans. Any such determination shall, in the absence of manifest error, be conclusive and binding for all purposes.

(b)	Benchmark Replacement Setting.

(i)          Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)           Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)          Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(b).

(iv)         Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Benchmark Unavailability Period. Upon any Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Administrative Borrower may revoke any request for a LIBOR Rate Loan of, conversion to or continuation of LIBOR Rate Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

2.15	Letters of Credit.

(a)          Subject to the terms and conditions of this Agreement, Issuing Lender agrees to issue letters of credit for the account of any Borrower (each, a “Letter of Credit”). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to Issuing Lender and Agent via hand delivery or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to Issuing Lender in its reasonable discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary thereof, and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. Agent shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

(i)           the aggregate Letter of Credit Usage would exceed the result of (A) the Borrowing Base less (B) the Revolving Credit Facility Usage,

(ii)          the aggregate Letter of Credit Usage would exceed the Maximum Revolver Amount less the Revolving Credit Facility Usage, or

(iii)         the Letter of Credit Usage would exceed an amount equal to 25% of the Revolver Commitment or such greater amount as the Agent may agree in its sole discretion.

Each Letter of Credit shall be in form and substance acceptable to Issuing Lender (in the exercise of its reasonable discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, the Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 1:00 p.m. (Pacific time) on the date that such L/C Disbursement is made, if the Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m. (Pacific time) on such date, or, if such notice has not been received by the Administrative Borrower prior to such time on such date, then not later than 1:00 p.m. (Pacific time) on the Business Day that the Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m. (Pacific time) on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be a Loan hereunder and, thereafter, shall bear interest at the rate then applicable to Loans that are Base Rate Loans under Section 2.4(b). To the extent an L/C Disbursement is deemed to be a Loan hereunder, each Borrower’s obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Loan. Promptly following receipt by Agent of any payment from the Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender.

(b)          Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys’ fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Issuing Lender’s interpretations of any Letter of Credit issued by Issuing Lender to or for any Borrower’s account, even though this interpretation may be different from the Borrower’s own, and the Borrower understand and agree that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following the Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. The Borrower hereby acknowledges and agrees that the Lender Group shall not be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(c)          Any and all charges, commissions, fees, and costs incurred by Issuing Lender relating to Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by the Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by the Borrower that, (i) as of the Closing Date, the issuance charge imposed by Issuing Lender shall be in an amount equal to 0.125% per annum times the undrawn amount of each Letter of Credit and (ii) the Issuing Lender also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(d)          If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority or (ii) compliance by the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i)            any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

(ii)           there shall be imposed on the Lender Group any other condition regarding any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower, and the Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. Notwithstanding anything to the contrary contained herein, the Borrowers shall not be required to compensate any Lender pursuant to this Section 2.15(d) for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the change in law, rule, regulation or guideline giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor.

2.16          Funding Sources. Nothing herein shall be deemed to obligate the Lenders (or Agent on behalf thereof) to obtain the funds to make any Loan in any particular place or manner and nothing herein shall be deemed to constitute a representation by Agent or any Lender that it has obtained or will obtain such funds in any particular place or manner.

2.17          Place of Loans. All Loans made hereunder shall be disbursed by credit to the Distribution Account or as may otherwise be agreed to between the Administrative Borrower and Agent.

2.18          Survivability. The Borrowers’ obligations under Section 2.13 hereof shall survive repayment of the Loans made hereunder and termination of the Revolver Commitments for a period of 180 days after such repayment and termination.

2.19          Term and Termination. Subject to a Lender’s right to cease making Loans to the Borrower upon or after the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default and unless terminated as provided elsewhere in this Agreement, this Agreement shall be in effect for a period commencing on the Closing Date through and including the Maturity Date (the “Term”).

2.20          Extension of Maturity Date. The Borrowers shall have the option to extend the Maturity Date then in effect for up to three (3) additional terms ~~to be agreed between the Administrative Borrower and Agent~~, not longer than 364 days each, subject to satisfaction of the following conditions precedent:

(a)          each of Agent and ~~the Lenders~~each Lender consents in writing to the extension in its sole discretion;

(b)          the Borrowers shall have paid an Extension Fee, if any, to Agent for the benefit of the Lenders;

(c)          no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the following clause (g) or as of the effective date of such extension and immediately after giving effect thereto;

(d)          on the date on which notice is given in accordance with the following clause (g) and as of the effective date of such extension and immediately after giving effect thereto, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition;

(e)          no event shall have occurred or shall be pending or overtly threatened as of the date on which notice is given in accordance with the following clause (g) or as of the effective date of such extension and immediately after giving effect thereto that could reasonably be expected to have a Material Adverse Effect upon the Borrowers;

(f)          the Borrowers shall have delivered a legal opinion in form and substance reasonably satisfactory to Agent; and

(g)          the Administrative Borrower shall have delivered a written request with respect to the extension of the Maturity Date to Agent not less than thirty (30) days prior to the Maturity Date then in effect (which shall be promptly forwarded by Agent to each Lender).

2.21	[Reserved].

2.22          ~~LIBOR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if Agent reasonably determines that:~~

~~(a)          adequate and reasonable means do not exist for ascertaining any interest rate specified herein based on London Interbank Offered Rates (“LIBOR”) for any requested Interest Period, including, without limitation, because LIBOR is not available or published on a current basis and such circumstances are unlikely to be temporary (such specific date, the “LIBOR Suspension Date”); or~~

~~(b)          the administrator of LIBOR or a Governmental Authority having jurisdiction over Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”) (the events specified in the foregoing clauses (a) and (b), the “LIBOR Suspension Events”);~~

2.22          ~~then, LIBOR shall be replaced hereunder with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated commercial credit facilities for such alternative benchmarks (any such proposed rate or such other rate as specified below, a “LIBOR Successor Rate”), together with any LIBOR Successor Rate Conforming Changes as agreed by the Administrative Borrower and the Agent, with such replacement to be agreed to by Agent and the Administrative Borrower, each acting in good faith, prior to the LIBOR Suspension Date or the Scheduled Unavailability Date (as applicable) and effective along with the LIBOR Successor Rate changes at 12:01 a.m. (New York time) on the LIBOR Suspension Date or the Scheduled Unavailability Date (as applicable); provided, however, if no LIBOR Successor Rate has been agreed to by Agent and the Administrative Borrower prior to the LIBOR Suspension Date or the Scheduled Unavailability Date (as applicable), then all principal outstanding hereunder on the LIBOR Suspension Date or the Scheduled Unavailability Date (as applicable) shall bear interest at the Base Rate until such an agreement is reached; notwithstanding any other provision of this Agreement, any LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero percent per annum.~~[Reserved].

2.23         Appointment of FS CREIT as Agent for Borrowers. Each Borrower hereby irrevocably appoints FS CREIT to act as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”), which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Unless otherwise specifically stated to the contrary in this Agreement or any other Loan Document, each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (a) to request all Loans and other credit extensions (including, without limitation, the selection, conversion and continuation of interest rates and interest periods applicable thereto) and to take such action as Administrative Borrower deems appropriate on its behalf to obtain such Loans and other credit extensions, (b) to receive and make all notices from or to Agent and the Lenders pursuant to this Agreement or any of the other Loan Documents related such extensions of credit, and (c) to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. Administrative Borrower may perform any of its duties hereunder by or through its agents or employees. In performing its functions and duties hereunder, Administrative Borrower shall act solely on behalf of each Borrower hereunder and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Agent or the Lenders. Agent and the Lenders shall be entitled to rely on all notices, requests, consents, certifications and/or authorizations or other similar acts delivered or taken by Administrative Borrower for or on behalf of any Borrower pursuant to this section or the other Loan Documents without inquiry and as if such notices, requests, consents, certifications and/or authorizations or other similar acts were authorized to be delivered on behalf of each Borrower. It is understood that the handling of the Loan Account in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Agent and the Lenders shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Agent and the Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Agent and the Lenders and hold Agent and the Lenders harmless against any and all liability, expense, loss or claim of damage or injury, made against Agent and the Lenders by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Accounts of Borrowers as herein provided, or (b) Agent’s or the Lenders’ relying on any instruction of Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 2.23 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted primarily from the gross negligence, fraud or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

2.24          Joint and Several Liability of Borrowers.

(a)          Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Agent, and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)          Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.24), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)          If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.

(d)          Obligations of each Borrower under the provisions of this Section 2.24 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.24(d)) or any other circumstances whatsoever.

(e)          Except as otherwise expressly provided in this Agreement or any other Loan Document, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under or pursuant to this Agreement, notice of the occurrence of any Unmatured Event of Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement or any other Loan Document). Each Borrower’s joint and several obligations hereunder shall be unconditional irrespective of any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower’s joint and several obligations hereunder shall be unconditional irrespective of any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any Agent’s or Lender’s failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations, which might, but for the provisions of this Section 2.24 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.24, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.24 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.24 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or Agent or Lender.

(f)          Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)          The provisions of this Section 2.24 are made for the benefit of Agent, and the Lenders, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, the Lenders, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.24 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.24 will forthwith be reinstated in effect, as though such payment had not been made

(h)          Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or the Lenders hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. For the avoidance of doubt, nothing in this clause (h) shall restrict or prohibit any distribution, dividend or investment permitted by Section 6.3 or 6.4.

(i)          Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(a).

Article III

CONDITIONS TO LOANS

3.1          Conditions Precedent to Initial Loan. This effectiveness of this Agreement is subject to the fulfillment, to the reasonable satisfaction of Agent and its counsel, of each of the following conditions (unless otherwise waived by Agent):

(a)          Agent shall have received this Agreement and each other Loan Document, executed and delivered by each Borrower and each Lender;

(b)          Agent shall have received a UCC search from the Secretary of State of the state of each Borrower’s organization, the results of which shall be satisfactory to Agent, and shall have filed a UCC-1 financing statement in such state, in form and substance satisfactory to Agent with respect to each Borrower;

(c)          Agent shall have received a certificate of status with respect each Borrower dated within 20 days of the date of this Agreement, such certificate to be issued by the Secretary of State of the State of the state of each Borrower’s organization, which certificate shall indicate that such Borrower is in good standing in such state;

(d)          Agent shall have received a true and correct copy of (i) the certificate of incorporation of FS CREIT and Charter, and (ii) the certificate of formation of Finance Holdings, in each case, certified by the Secretary of State of the State of the state of each Borrower’s organization within 20 days of the date of this Agreement;

(e)           Agent shall have received a true and correct copy of (i) the Bylaws, certified by a Responsible Officer of FS CREIT as being a true, correct and complete copy thereof, as in effect as of the date of this Agreement and (ii) the operating agreement of Finance Holdings certified by a Responsible Officer of Finance Holdings as being a true, correct and complete copy thereof, as in effect as of the date of this Agreement;

(f)           Agent shall have received a true and correct copy of the Advisory Agreements, certified by a Responsible Officer of FS CREIT as being a true, correct and complete copy thereof, as in effect as of the date of this Agreement;

(g)          Agent shall have received a certificate of a Responsible Officer of the Borrowers (i) attesting to the written consent of the board of directors or similar governing body of such Borrower authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents and (ii) attesting to the incumbency and signatures of the Responsible Officers of such Borrower executing on behalf of such Borrower this Agreement and the other Loan Documents.

(h)          Agent shall have received full payment of all of the out-of-pocket fees, costs, and expenses of Agent (including the reasonable and documented fees and expenses of Agent’s counsel) incurred in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents;

(i)           Agent shall have received the written opinions, dated the date of this Agreement, of counsel to the Borrowers, in form and substance satisfactory to Agent and its counsel;

(j)           Agent shall have received a certificate executed by a Responsible Officer of each Borrower to the effect that such Borrower has obtained all orders, consents, approvals, and other authorizations and has made all filings and other notifications (governmental or otherwise) as may be required in connection with the transactions contemplated by the Loan Documents;

(k)          no litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order shall be pending or overtly threatened that could reasonably be expected to have, in the reasonable opinion of Agent, a Material Adverse Effect;

(l)           Agent shall have received a Compliance Certificate duly executed by a Responsible Officer of Administrative Borrower;

(m)          Agent shall have received a Beneficial Ownership Certification with respect to the Borrowers at least two (2) Business Days prior to the Closing Date;

(n)          Agent shall have received a Control Agreement with respect to the Distribution Account; and

(o)          all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance reasonably satisfactory to Agent and its counsel.

3.2          Conditions Precedent to All Loans. In addition to the satisfaction or waiver of the conditions set forth in Section 3.1, the obligation of the Lender Group (or any member thereof) to make each Loan hereunder is subject to the fulfillment, at or prior to the time of the making of such Loan, of each of the following conditions:

(a)          the representations and warranties of each Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Loan as though made on and as of such date (except to the extent that such representations and warranties solely relate to an earlier date);

(b)          no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such Loan, nor shall either result from the making of such Loan;

(c)          the Administrative Borrower shall have delivered to Agent a Request for Borrowing pursuant to the terms of Section 2.7 hereof; and

(d)          no event shall have occurred or shall be pending or overtly threatened that could reasonably be expected to have a Material Adverse Effect upon the Borrowers.

Article IV

REPRESENTATIONS AND WARRANTIES

Each Borrower makes the following representations and warranties which shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof, and shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Closing Date, at and as of the date of each Loan made thereafter, and at and as of the date of each issuance of, renewal of, or amendment to any Letter of Credit, as though made on and as of the date of the making of such Loan or at and as of the date of such issuance of, renewal of, or amendment to any Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

4.1          Due Organization. FS CREIT is a corporation duly organized and in good standing under the laws of the State of Maryland. Finance Holdings is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware. Each Borrower is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on such Borrower.

4.2          Interests in FS CREIT. All common and preferred share interests of the FS CREIT are owned by the Investors.

4.3          Requisite Power and Authorization. Each Borrower has all requisite organizational power to execute and deliver this Agreement and the other Loan Documents and to borrow the Loans provided for in this Agreement. Each Borrower has all material governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted. The execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party by FS CREIT have been duly authorized by the board of directors of FS CREIT and all necessary organizational action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other manager or shareholder of FS CREIT that has not been obtained. The execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party by Finance Holdings have been duly authorized by the member of Finance Holdings and all necessary limited liability company action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other manager or member of Finance Holdings that has not been obtained.

4.4          Binding Agreements. This Agreement has been duly executed and delivered by each Borrower and constitutes, and the other Loan Documents, when executed and delivered by such Borrower, will constitute, the legal, valid, and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, except as the enforceability hereof or thereof may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) the limitation of certain remedies by certain equitable principles of general applicability.

4.5          Other Agreements. The execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not: (a) violate (i) in any material respect, any provision of any US federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on such Borrower, or (ii) in any material respect, any order of any domestic governmental authority, court, arbitration board, or tribunal binding on such Borrower, or (iii) the certificate of incorporation or other Governing Documents of such Borrower, the Charter or the Bylaws, or (b) contravene in any material respect any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the Assets of such Borrower pursuant to, any Contractual Obligation of such Borrower, or (c) require termination of any Contractual Obligation of such Borrower or (d) constitute a tortious interference with any Contractual Obligation of such Borrower.

4.6         Litigation: Adverse Facts.

(a)          There is no action, suit, proceeding, or arbitration (irrespective of whether purportedly on behalf of a Borrower) at law or in equity, or before or by any US federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or, to the actual knowledge of the Borrowers, threatened in writing against or affecting the Borrowers that reasonably could be expected to have a Material Adverse Effect on the Borrowers, or reasonably could be expected to materially and adversely affect such Borrower’s ability to perform its obligations hereunder (including such Borrower’s ability to repay any or all of the Loans when due), or under the other Loan Documents to which it is a party;

(b)         No Borrower is: (i) in violation of any applicable law in a manner that reasonably could be expected to have a Material Adverse Effect on the Borrowers or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any court or of any US federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, in a manner that reasonably could be expected to have a Material Adverse Effect on such Borrower, or reasonably could be expected to materially and adversely affect such Borrower’s ability to perform its obligations hereunder (including such Borrower’s ability to repay any or all of the Loans when due), or under the other Loan Documents to which it is a party; and

(c)          (i) There is no action, suit, proceeding or, to each Borrower’s knowledge, investigation pending or, to the best of such Borrower’s knowledge, threatened in writing against or affecting such Borrower that questions the validity or the enforceability of this Agreement or other the Loan Documents and (ii) there is no action, suit, proceeding or injunction pending against or affecting such Borrower, which, on the date of the making of any Loan hereunder or on the date of each issuance of, renewal of, or amendment to any Letter of Credit, could reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or the other Loan Documents.

4.7          Government Consents. Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any governmental authority or agency is required in connection with the execution, delivery, and performance by the Borrowers of this Agreement or the other Loan Documents.

4.8          Title to Assets; Liens. Except for Permitted Liens, all of the Assets of each Borrower (it being acknowledged by the parties hereto that such Assets shall exclude any Assets of any Subsidiary of such Borrower that is not a Borrower) are free from all Liens of any nature whatsoever. Except for Permitted Liens, each Borrower has good and sufficient title to all of its Assets reflected in its books and records as being owned by it or its nominee. Except for Permitted Liens created in favor of Agent pursuant to the Loan Documents, neither this Agreement, nor any of the other Loan Documents, nor any transaction contemplated under any such agreement will affect any right, title, or interest of any Borrower in and to any of the Assets of such Borrower in a manner that could reasonably be expected to have a Material Adverse Effect on such Borrower.

4.9          Payment of Taxes. All material tax returns and reports of each Borrower (and all taxpayers with which such Borrower is or has been consolidated) required to be filed by it have been timely filed (inclusive of any permitted extensions), and all material Taxes, assessments, fees, amounts required to be withheld and paid to a Governmental Authority and all other governmental charges upon each Borrower (and to such Borrower’s knowledge, charges upon any Subsidiary of such Borrower), and upon its or their respective Assets, income, and franchises, that are due and payable have been paid, except to the extent that such Tax, assessment, charge, or claim has not resulted in a Lien and is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted, and an adequate reserve or other appropriate provision, if any, shall have been made on such Borrower’s books and records. No tax deficiency has been proposed, asserted, or assessed with respect to any Borrower.

4.10        Governmental Regulation.

(a)          No Borrower is, or immediately after the application by such Borrower of the proceeds of the Loans will it be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(b)          No Borrower is required under applicable law to be duly registered as a broker-dealer or as a member of a self-regulatory organization, such as FINRA.

(c)          No Borrower is, nor are any of its respective officers, directors or managers required to be registered, licensed or qualified as an investment adviser, broker-dealer representative, or agent in any State of the US.

(d)          No Borrower is subject to any law or regulation regulating public utilities or similar entities.

(e)          No Borrower is subject to regulation under the Federal Power Act, the Interstate Commerce Act, or any US federal, state, or local law, rule, or regulation generally limiting its ability to incur Debt that would prohibit the transaction contemplated by this Agreement and the other Loan Documents.

4.11        Disclosure. The representations and/or warranties of each Borrower contained in this Agreement or any other document, certificate, or written statement furnished to Agent or any Lender by or on behalf of such Borrower with respect to the business, operations, Assets, or condition (financial or otherwise) of such Borrower for use solely in connection with the transactions contemplated by this Agreement, taken as whole, do not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact known to the Borrowers (other than matters of a general economic nature) that the Borrowers believe reasonably could be expected to have a Material Adverse Effect on the Borrowers, that has not been disclosed herein or in such other documents, certificates, and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby. All financial projections represent, as of the date on which any other such financial projections are delivered by the Borrowers to Agent or any Lender and in light of the circumstances under which such financial projections were calculated and delivered, the Borrowers’ good faith best estimate of such Borrower’s future performance for the periods covered thereby.

4.12        Debt. No Borrower has any Debt outstanding (it being acknowledged by the parties hereto that such Debt of such Borrower shall exclude any Debt of any Subsidiary of such Borrower except for such Borrower’s Contingent Obligations, if any, in respect of such Debt) other than Debt permitted by Section 6.1 hereof.

4.13        Existing Defaults. No Borrower is in default (in any material respect) in the performance, observance or fulfillment of any of the obligations, contained in any Contractual Obligation applicable to it, and no condition exists which, with or without the giving of notice or the lapse of time, would constitute a material default by such Borrower under such Contractual Obligation. No Borrower is in violation of any law, ordinance, rule, or regulation to which it or any of its Assets is subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect on the Borrowers.

4.14        No Default; No Material Adverse Effect.

(a)          No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from any proposed Loan or Letter of Credit.

(b)         Since the date that the most recent financial statements were delivered to Agent pursuant to Section 5.2(a) (or, at any time prior to the delivery of the first financial statements pursuant to Section 5.2(a), since December 31, 2018), there has not occurred a Material Adverse Effect.

4.15       ERISA Compliance. Except as could not reasonably be expected to have a Material Adverse Effect, (a) no Borrower has underlying assets which constitute Plan Assets; and (b) neither any Borrower nor any ERISA Affiliate has within the last six years sponsored, maintained, contributed to, or been required to contribute to and does not have any liability with respect to any Plan. No ERISA Event has occurred.

4.16        Insider. No Borrower is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary, of a bank holding company of which any Lender is a subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

4.17        [Intentionally Omitted].

4.18        Patriot Act. To the extent applicable, each Borrower is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19        OFAC. No Borrower is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Borrower (a) is a Sanctioned Person or a Sanctioned Entity, (b) has more than 10% of its assets located in Sanctioned Entities or (c) derives more than 10% of its revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.20        Margin Securities. No Borrower is engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Securities (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying Margin Securities. Following the application of the proceeds of each Loan or drawing of each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets of a Borrower are subject to any restriction on the ability of such Borrower to sell, pledge, or otherwise dispose of such assets contained in any agreement or instrument between such Borrower and any Lender or any Affiliate of any Lender relating to Debt constitute Margin Securities.

4.21        Beneficial Ownership Regulations. The information included in the Beneficial Ownership Certification is true and correct in all respects.

4.22        Subsidiaries of the Borrower. Schedule 4.22, as such schedule may be updated from time to time, sets forth a true and complete list of (i) each direct and indirect Subsidiary of the Borrowers and (ii) each Subsidiary Financing.

Article V

AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that, so long as any portion of the Revolver Commitment under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, and any other Obligations (including Obligations in respect of Letters of Credit) or other amounts due hereunder, Borrowers will do each and all of the following:

5.1          Accounting Records and Inspection. Maintain adequate financial and accounting books and records in accordance with sound business practices applicable to each Borrower’s business and GAAP, and permit any representative of Agent and a representative of each Lender upon not less than five (5) Business Days’ notice to the Administrative Borrower (provided, that upon the occurrence and during the continuance of an Event of Default, no such notice shall be required to be given by Agent or any Lender), at any time during usual business hours, to inspect, audit, and examine such books and records and to make copies and take extracts therefrom, and to discuss its affairs, financing, and accounts with such Borrower’s officers and independent public accountants; provided that, unless an Event of Default has occurred and is continuing, any such visit, inspection, audit, examination or discussion shall occur no more than once per calendar year. Subject to Section 12.11, each Borrower shall furnish Agent with any information reasonably requested by Agent regarding such Borrower’s business or finances promptly upon request.

5.2          Financial Statements and Other Information. Furnish to Agent:

(a)          Within 120 days after the end of each fiscal year of FS CREIT, a copy of the audited balance sheet of the Borrowers as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, all of which shall be accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrowers and reasonably satisfactory to Agent (which opinion shall be without (i) a “going concern” or like qualification or exception or (ii) any qualification or exception as to the scope of such audit);

(b)          within 90 days after the end of each of the first three fiscal quarters of each fiscal year of FS CREIT, a copy of the unaudited balance sheet of the Borrowers, as at the end of such quarter and the related statements of income and retained earnings and of cash flows for such fiscal quarter, in each case for the period then ended;

(c)          within 15 days after the end of each month, statements setting forth the monthly activity related to each Deposit Account of FS CREIT (other than such accounts maintained with Agent), including, without limitation, the Distribution Account, as at the end of such month;

(d)          within 45 days after the end of each fiscal quarter of FS CREIT, a Compliance Certificate duly executed by a Responsible Officer of FS CREIT;

(e)          notice, as soon as possible and, in any event, within five (5) Business Days after any Borrower has knowledge, of: (i) the occurrence of any Event of Default or any Unmatured Event of Default; or (ii) any payment default or event of default as defined in any evidence of Debt of a Borrower or under any material agreement, indenture, or other instrument under which such Debt has been issued (other than this Agreement or any other Loan Document), irrespective of whether such Debt is accelerated or such default waived. In any such event, the Borrowers also shall supply Agent with a statement from a Responsible Officer of such Borrower, setting forth the details thereof and the action that such Borrower proposes to take with respect thereto;

(f)           notice, as soon as possible and, in any event, within five (5) Business Days after any Borrower has knowledge, of the occurrence of any event of default or payment default under any Subsidiary Financing whether or not such Debt is accelerated or such default waived;

(g)          as soon as practicable, any written report pertaining to material items in respect of any Borrower’s internal control matters submitted to such Borrower by its independent accountants in connection with each annual audit of the financial condition of such Borrower;

(h)          as soon as practicable, written notice of any condition or event which has resulted or could reasonably be expected to result in: (i) a Material Adverse Effect on a Borrower or (ii) a breach of, or noncompliance with, any term, condition, or covenant contained in this Agreement;

(i)           (x) written notice of the dissolution of any Subsidiary of a Borrower, (y) written notice of the entrance into a Subsidiary Financing by any Subsidiary of a Borrower and (z) written notice of the formation of any Subsidiary upon such Subsidiary entering into a Subsidiary Financing or acquiring any asset, in each case together with an updated Schedule 4.22, within five (5) Business Days of such event;

(j)           promptly upon becoming aware of any Person’s seeking to obtain or threatening to seek to obtain a decree or order for relief with respect to a Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action such Borrower is taking or proposes to take with respect thereto;

(k)          promptly, copies of all material amendments to the certificate of incorporation or other Governing Documents of a Borrower, the Charter, Bylaws or any agreement that could reasonably be expected to have a material effect on a Borrower’s ability to maintain its status as a REIT;

(l)           prompt notice of:

(i)             all legal or arbitral proceedings, and all proceedings by or before any governmental or regulatory authority or agency, against or, to the actual knowledge of any Borrower, threatened in writing against or affecting a Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on such Borrower, or on the timely payment of the principal of or interest on the Loans, or the enforceability of this Agreement or the other Loan Documents, or the rights and remedies of the Lender Group hereunder or thereunder, as applicable;

(ii)             the issuance to a Borrower by any US federal or state court or any US federal or state regulatory authority of any injunction, order, or other restraint prohibiting, or having the effect of prohibiting or delaying, the making of the Loans or issuing Letters of Credit, or the institution of any litigation or similar proceeding against such Borrower seeking any such injunction, order, or other restraint;

(iii)           any resignation or removal of the Advisor or Sub-Advisor; or

(iv)           the determination of FS CREIT’s board of directors to revoke or otherwise terminate FS CREIT’s REIT election pursuant to Section 856(g) of the Internal Revenue Code; and

(m)         promptly, subject to Section 12.11, such other information and data with respect to the Borrowers, as from time to time may be reasonably requested by Agent or any Lender.

Notwithstanding anything in this Section 5.2 to the contrary, each Borrower shall be deemed to have satisfied the requirements of this Section 5.2 if the reports, documents and other information of the type otherwise so required are publicly available when required to be filed on EDGAR at the www.sec.gov website or any successor service provided by the SEC, provided written notice of such availability is provided to Agent at or prior to the time period required by this Section 5.2.

5.3          Existence. Preserve and keep in full force and effect, at all times, its organizational existence.

5.4          Payment of Taxes and Claims. Pay all Taxes, assessments, and other governmental charges imposed upon it or any of its Assets or in respect of any of its businesses, incomes, or Assets before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its Assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that unless such Taxes, assessments, charges, or claims have become a Lien on any of a Borrower’s Assets, no such Tax, assessment, charge, or claim need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision, if any, shall have been made therefor on such Borrower’s books and records.

5.5          Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations (including Regulations T, U, and X of the Federal Reserve Board), and orders of any governmental authority, noncompliance with which could reasonably be expected to have a Material Adverse Effect on the Borrower.

5.6          Subsidiary Distributions. In the event that a cash dividend is received by Finance Holdings from one of its Subsidiaries, use commercially reasonable efforts to ensure that such cash (other than de minimis amounts) is either distributed by Finance Holdings to one its Subsidiaries or distributed by Finance Holdings to FS CREIT, in each case in a manner consistent with the terms of the Subsidiary Financings and in a manner and timing consistent with the normal business practices of Finance Holdings and FS CREIT and their Subsidiaries.

5.7          Further Assurances. At any time or from time to time upon the request of Agent, execute and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effect fully the purposes of this Agreement or the other Loan Documents, to protect and preserve the priority and validity of the security interest granted hereunder or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.

5.8          Maintenance of REIT Status. FS CREIT will take all reasonable action that will cause it to qualify and maintain the status as a “real estate investment trust” as defined in the Internal Revenue Code (a “REIT”). FS CREIT will maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a REIT as required by the Internal Revenue Code and applicable regulations of the Department of Treasury promulgated thereunder and will properly prepare and timely file with the Internal Revenue Code all returns and reports required thereby to qualify as a REIT each year. FS CREIT will request from its manager all information required by the Internal Revenue Code and applicable regulations of the Department of Treasury promulgated thereunder. Furthermore, FS CREIT shall take all reasonable actions to avoid Bad REIT Income with respect to its assets or additional taxes under Sections 857 or 4981 of the Internal Revenue Code. For purposes of this Section 5.8, “Bad REIT Income” shall mean (i) the amount of gross income received by the Borrower (directly or indirectly) that would not constitute (A) “rents from real property” as defined in Section 856 of the Internal Revenue Code or (B) interest, dividends, gain from sales or other types of income, in each case, described in Section 856(c)(3) of the Internal Revenue Code, or (ii) the amount of any income received by the Borrower (directly or indirectly) from any “prohibited transactions” as defined in Section 857(b)(6)(B) of the Internal Revenue Code.

5.9          Unencumbered Assets. As soon as possible, and in any event within five (5) Business Days of deposit in or credit to any account that is an Unencumbered Asset of any cash, Cash Equivalents or other assets that do not constitute Unencumbered Assets, FS CREIT shall transfer such cash, Cash Equivalents or assets into the Distribution Account.

Article VI

NEGATIVE COVENANTS

Each Borrower covenants and agrees that, so long as any portion of the Revolver Commitment under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, and any other Obligations (including Obligations in respect of Letters of Credit) or other amounts due hereunder, the Borrowers will not do any of the following:

6.1          Debt. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt (it being acknowledged by the parties hereto that such Debt of a Borrower shall exclude any Debt of any Subsidiary of such Borrower or any other entity in which Borrower has an interest except for such Borrower’s Contingent Obligations, if any, in respect of such Debt), except:

(a)          Obligations evidenced by this Agreement and the other Loan Documents; or

(b)          Contingent Obligations (i) resulting from the endorsement of instruments for collection in the ordinary course of business or (ii) incurred in connection with any Subsidiary Financing.

6.2          Liens.

(a)          Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its Assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens; or

(b)         Enter into, assume, or permit to exist any agreement to refrain from granting Liens on the Collateral to or for the benefit of the Lender Group.

6.3          Investments. Make or own, directly or indirectly, any Investment in any Person, except a Borrower may make and own Permitted Investments.

6.4          Dividends. So long as no Event of Default has occurred and is continuing or would result therefrom, make or declare, directly or indirectly, any dividend (in cash, return of capital, or any other form of Assets) on, or make any other payment or distribution on account of, or set aside Assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire any interest of any class of equity interests in a Borrower, whether now or hereafter outstanding, or grant or issue any warrant, right, or option pertaining thereto, or other security convertible into any of the foregoing, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Assets or in obligations. Notwithstanding anything to the contrary, other than after the occurrence and during the continuance of an Event of Default under Sections 7.1(a), (d) or (e), FS CREIT shall be permitted at all times to make, pay or declare any dividend or distribution as necessary in the ordinary course and as provided in its Governing Documents to ensure that FS CREIT continues to qualify as a “real estate investment trust” as defined in the Internal Revenue Code.

6.5          Restriction on Fundamental Changes. Change its name, change the nature of its business, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Securities, or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or Assets, whether now owned or hereafter acquired or enter into any Division/Series Transaction except:

(a)          each Borrower may sell Assets in the ordinary course of business; and

(b)         upon 30 days’ prior written notice to Agent, a Borrower may change its name, organizational number, identity or jurisdiction of organization.

6.6         [Reserved].

6.7         Transactions with Affiliates. Enter into or permit to exist, directly or indirectly, any transaction (including the purchase, sale, lease, or exchange of any Asset or the rendering of any service) with any holder of 5% or more of any class of Securities of a Borrower or any of its Subsidiaries or Affiliates, or with any Affiliate of such Borrower or of any such holder, on terms that are less favorable to such Borrower than those terms that might be obtained at the time from Persons who are not such a holder, Subsidiary, or Affiliate, or if such transaction is not one in which such terms could be obtained from such other Person on terms that are not negotiated in good faith on an arm’s length basis. Prior to a Borrower engaging in any such transaction described in this Section 6.7, the board of directors or similar governing body, as applicable, of such Borrower shall determine that such transaction has been negotiated in good faith and on an arm’s length basis; such determination shall be evidenced by a certificate of a Responsible Officer of such Borrower to such effect.

6.8          Conduct of Business. Engage in any business other than the businesses in which it is permitted to conduct under the Charter and Bylaws or other Governing Documents, or any businesses or activities substantially similar or related thereto.

6.9          Amendments or Waivers of Certain Documents; Actions Requiring the Consent of Agent.

(a)          Without the prior written consent of Agent and the Required Lenders, which consent shall not be unreasonably withheld, agree to any amendment to or waiver of the terms or provisions of its Governing Documents except for: (i) immaterial amendments or waivers permitted thereby or (ii) amendments or waivers which would not, either individually or collectively, be materially adverse to the interests of the Lender Group.

(b)         Suffer or permit any event that would cause a Change ~~in~~of Control Event to occur.

6.10        Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued hereunder for any purpose other than, consistent with the terms and conditions hereof (i) to refinance Debt incurred by any Subsidiary of the Borrowers under any Subsidiary Financing, (ii) to fund Permitted Investments including through contributions of capital to such Borrower’s Subsidiaries and (iii) for other purposes permitted in the Charter and Bylaws or similar Governing Documents.

6.11        Misrepresentations. Furnish Agent any certificate or other document required hereunder regarding the Borrowers that: (a) contains any untrue statement of material fact or (b) omits to state a fact necessary to make it not materially misleading in light of the circumstances under which it was furnished.

6.12       Margin Regulation. Use any portion of the proceeds of any of the Loans or Letters of Credit in any manner which might cause the Loans, the Letters of Credit, the application of such proceeds, or the transactions contemplated by this Agreement to violate Regulations T, U, or X of the Federal Reserve Board, or any other regulation of such board, or to violate the Exchange Act, or to violate the Investment Company Act of 1940.

6.13       ERISA Compliance.

(a)          Without the approval of Agent, establish or maintain any Plan; or

(b)          Without the approval of Agent, take any action that would cause an ERISA Event.

6.14        Net Asset Value. In the case of FS CREIT, fail to maintain a Net Asset Value greater than or equal to $~~175,000,000~~275,000,000 at any time.

6.15        Debt to Asset Ratio. Permit the Debt to Asset Ratio to be greater than 3.00:1.00 at any time. As used herein, “Debt to Asset Ratio” means the result of (a) all Debt of the Borrowers and each of their respective Subsidiaries (including, without limitation, any Subsidiary Financing) to (b) the Net Asset Value.

Article VII

EVENTS OF DEFAULT AND REMEDIES

7.1          Events of Default. The occurrence of any one or more of the following events, acts, or occurrences shall constitute an event of default (“Event of Default”) hereunder:

(a)          Failure to Make Payments When Due.

(i)             The Borrowers shall fail to pay any amount owing hereunder with respect to the principal of any of the Loans or Obligations in respect of Letters of Credit when such amount is due, whether at stated maturity, by acceleration, or otherwise;

(ii)            The Borrowers shall fail to pay any other amount owing hereunder, including interest on any of the Loans, within five (5) Business Days after the date when such amount is due; or

(iii)           The Borrowers fail to make any payment required by Section 2.9 when due; or

(b)         Breach of Certain Covenants.

(i)             ~~(i)~~       Any Borrower shall fail to perform or comply fully with any covenant, term, or condition contained in Sections 5.3, 5.8, or 5.9, Article VI (other than Section 6.15) or Article XI;

(ii)            ~~(ii)~~      Any Borrower shall fail to perform or comply fully with any covenant, term, or condition contained in (x) Section 5.2 hereof and such failure shall not have been remedied or waived within 10 days after the occurrence thereof or (y) Section 6.15 hereof and such failure shall not have been remedied or waived within 45 days after the occurrence thereof;

(iii)           Any Borrower shall fail to perform or comply fully with any other covenant, term, or condition contained in this Agreement or other Loan Documents and such failure shall not have been remedied or waived within 30 days after any Borrower receives notice from Agent or has knowledge of the occurrence thereof; provided, that this clause (~~iv~~iii) shall not apply to: (1) the covenants, terms, or conditions referred to in subsections (a) and (c) of this Section 7.1 or (2) the covenants, terms, or conditions referred to in clauses (i) or (ii) above of this subsection (b); or

(c)          Breach of Representation or Warranty. Any financial statement, representation, warranty, or certification made or furnished by any Borrower under this Agreement or in any statement, document, letter, or other writing or instrument furnished or delivered by or on behalf of any Borrower to Agent or any Lender pursuant to or in connection with this Agreement or as an inducement to the Lender Group to enter into this Agreement shall have been false, incorrect, or incomplete in any material respect when made, effective, or reaffirmed, as the case may be; or

(d)       Involuntary Bankruptcy.

(i)             If an involuntary case seeking the liquidation or reorganization of any Borrower under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding shall be commenced against any Borrower under any other applicable law and any of the following events occur: (1) such Borrower consents to the institution of the involuntary case or similar proceeding, (2) the petition commencing the involuntary case or similar proceeding is not timely controverted, (3) the petition commencing the involuntary case or similar proceeding is not dismissed within 60 days of the date of the filing thereof; provided, that during the pendency of such period, the Lender Group shall be relieved of its obligation to make additional Loans, (4) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of such Borrower or (5) an order for relief shall have been issued or entered therein; or

(ii)             A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer having similar powers over any Borrower to take possession of all or a substantial portion of the Assets of such Borrower, shall have been entered and, within 60 days from the date of entry, is not vacated, discharged, or bonded against; provided, that during the pendency of such period, the Lender Group shall be relieved of its obligation to make additional Loans; or

(e)          Voluntary Bankruptcy. Any Borrower shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code; or any Borrower shall file a petition, answer, or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; or any Borrower shall consent to the conversion of an involuntary case to a voluntary case; or any Borrower shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer with similar powers to take possession of all or a substantial portion of its Assets of such Borrower; or any Borrower shall generally fail to pay debts as such debts become due or shall admit in writing its inability to pay its debts generally; or any Borrower shall make a general assignment for the benefit of creditors; or

(f)           Dissolution. Any order, judgment, or decree shall be entered decreeing the dissolution of any Borrower, and such order shall remain undischarged or unstayed for a period in excess of 60 days or a determination by the board of directors or managers of a Borrower that such Borrower should dissolve;

(g)           Change of Control. A Change of Control Event shall occur;

(h)           Judgments and Attachments. Any Borrower shall suffer any money judgment, writ, or warrant of attachment, or similar process involving payment of money in an amount in excess of 15% of the Maximum Revolver Amount and shall not discharge, vacate, bond, or stay the same within a period of 30 days;

(i)            Agent’s Liens. Any Loan Document that creates or purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered thereby;

(j)            Loan Documents. Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability of any provision of any Loan Document shall be contested by a Borrower, or a proceeding shall be commenced by a Borrower, or by any Governmental Authority having jurisdiction over a Borrower, seeking to establish the invalidity or unenforceability thereof, or a Borrower shall deny that such Borrower has any liability or obligation purported to be created under any Loan Document;

(k)           ERISA. Any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.

(l)            Cross-Default. Any Borrower (A) shall default in any payment of principal or interest, regardless of the amount, due in respect of any Debt, including, for the avoidance of doubt, any Subsidiary Financing, issued under the same agreement, if the maximum principal amount of Debt covered by such agreement is 15% of the Maximum Revolver Amount, or greater, in any case after giving effect to any period of grace provided in the instrument or agreement under which such Debt was created; or (B) shall default in the observance or performance of any other material agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity or such Debt to be required to be defeased or purchased; provided, however, that any Event of Default under this clause (l) solely as a result of an event of default under such other Debt shall cease to be continuing if such event of default under the other Debt ceases to exist (whether pursuant to a waiver or cure of such event of default or otherwise), and no exercise of remedies (including without limitation acceleration of all or any of the Loans) as a result of such Event of Default under this clause (l) has been commenced prior to such event of default under such other Debt.

(m)          REIT Status. FS CREIT’s REIT election pursuant to Section 856(g) of the Internal Revenue Code is revoked or otherwise terminated.

7.2           Remedies. Upon the occurrence of an Event of Default:

(a)           If such Event of Default arises under subsections (d) or (e) of Section 7.1 hereof, then the Revolver Commitments hereunder immediately shall terminate and the unpaid principal amount of and any accrued and unpaid interest on the Loans and any other amounts owing hereunder or under the other Loan Documents automatically shall become immediately due and payable (including without limitation the cash collateralization of the Letters of Credit in accordance with the provisions hereof), without presentment, demand, protest, notice, or other requirements of any kind, all of which are hereby expressly waived by each Borrower; and

(b)           In the case of any other Event of Default, Agent may (or at the request of the Required Lenders shall), by written notice to the Administrative Borrower, ~~may~~ declare the Revolver Commitments hereunder terminated and the unpaid principal amount of and any accrued and unpaid interest on the Loans and any other amounts owing hereunder or under the Loan Documents to be, and the same immediately shall become due and payable (including without limitation the cash collateralization of the Letters of Credit in accordance with the provisions hereof), without presentment, demand, protest, further notice, or other requirements of any kind, all of which are hereby expressly waived by each Borrower.

(c)           Upon acceleration, Agent, without notice to or demand upon any Borrower, which are expressly waived by each Borrower to the fullest extent permitted by law, shall be entitled to proceed to protect, exercise, and enforce the Lender Group’s rights and remedies hereunder or under the other Loan Documents, or any other rights and remedies as are provided by law or equity. Agent may determine, in its sole discretion, the order and manner in which the Lender Group’s rights and remedies are to be exercised. All payments received by Agent shall be applied in accordance with Section 2.4(a)(ii).

Article VIII

EXPENSES AND INDEMNITIES

8.1           Expenses. Irrespective of whether the transactions contemplated hereby are consummated, the Borrowers agree to pay promptly on demand by Agent (or to the extent applicable, by any Lender) all of the Lender Group Expenses.

8.2           Indemnity. In addition to the payment of any expenses pursuant to Section 8.1 hereof, and irrespective of whether the transactions contemplated hereby are consummated, each Borrower agrees to indemnify, exonerate, defend, pay, and hold harmless the Agent-Related Persons and the Lender-Related Persons (collectively, the “Indemnitees” and individually as “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigation, administrative, or judicial proceeding, whether such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee (whether brought by a Borrower or any other Person), in any manner relating to or arising out of this Agreement or the other Loan Documents, the Revolver Commitments, the use or intended use of the proceeds of the Loans, or the consummation of the transactions contemplated by this Agreement, including any matter relating to or arising out of the filing or recordation of any of the Loan Documents which filing or recordation is done based upon information supplied by a Borrower to Agent and its counsel (the “Indemnified Liabilities”); provided, that no Borrower shall have any obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitee as determined by a court of competent jurisdiction in a final judgment. If any investigative, judicial, or administrative proceeding arising from any of the foregoing is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 8.2 the Borrowers will resist and defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Borrowers (which counsel shall be reasonably satisfactory to the Indemnitee or intended Indemnitee). Each Indemnitee will use its reasonable efforts to cooperate in the defense of any such action, writ, or proceeding. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The obligations of the Borrowers under this Section 8.2 shall survive the termination of this Agreement and the discharge of the Borrowers’ other obligations hereunder.

Article IX

ASSIGNMENT AND PARTICIPATIONS

9.1           Assignments and Participations.

(a)           Any Lender may assign and delegate to one or more assignees (each an “Assignee”; provided, that neither Borrower nor any of its Affiliates shall be permitted to become an Assignee) that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Revolver Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount, so long as no Event of Default has occurred and is continuing, of $2,500,000 and any amounts in excess thereof in increments of $1,000 (or the remaining amount of any Lender’s Revolver Commitment, if less); provided, that (A) so long as an Event of Default has not occurred and is not continuing, no Lender shall assign any portion of its Revolver Commitment without Administrative Borrower’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and (B) the Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to the Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to the Administrative Borrower and Agent an Assignment and Acceptance, fully executed and delivered by each party thereto and (iii) the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.

(b)           From and after the date that Agent notifies the assigning Lender (with a copy to the Administrative Borrower) that it has received an executed Assignment and Acceptance satisfying clause (a) above and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 8.2 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between the Borrowers and the Assignee; provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 10 and Section 12.1 of this Agreement.

(c)           By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)           Immediately upon Agent’s receipt of the required processing fee payment and the fully executed Assignment and Acceptance satisfying clause (a) above, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolver Commitments arising therefrom. The Revolver Commitment allocated to each Assignee shall reduce such Revolver Commitments of the assigning Lender pro tanto.

(e)           Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a “Participant”) participating interests in its Obligations, the Revolver Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents (provided, that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Revolver Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums and (v) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, the Borrowers, the collections of the Borrowers or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)            In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 12.11, disclose all documents and information which it now or hereafter may have relating to any Borrower and its Subsidiaries and their respective businesses.

(g)           Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(h)           The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolver Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

9.2           Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 9.1 hereof and, except as expressly required pursuant to Section 9.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

Article X

AGENT; THE LENDER GROUP

10.1         Appointment and Authorization of Agent. Each Lender hereby designates and appoints CNB as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article X. The provisions of this Article X (other than the proviso to Section 10.11(a)) are solely for the benefit of Agent, and the Lenders, and the Borrowers and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that CNB, in its capacity as Agent, is merely the agent of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the collections of the Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the ~~Collections~~collections of the Borrowers and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of the Borrowers and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Borrowers, the Obligations, the Collateral, the Collections of the Borrowers and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

10.2         Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

10.3         Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of a Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of any Borrower or the books or records or properties of any of Borrower’s Subsidiaries or Affiliates.

10.4         Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

10.5         Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured  Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 10.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 7.2; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

10.6         Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

10.7         Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of the Borrowers and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of the Borrowers and their Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

10.8         Agent in Individual Capacity. CNB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though CNB were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, CNB or its Affiliates may receive information regarding the Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of the Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include CNB in its individual capacity.

10.9         Successor Agent. Agent may resign as Agent upon 45 days’ notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders, subject to Administrative Borrower’s consent so long as no Event of Default has occurred and is continuing (such consent not to be unreasonably withheld, delayed or conditioned) shall appoint a successor Agent for the Lenders. If, at the time that Agent’s resignation is effective, it is acting as the Issuing Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent, which successor Agent, so long as no Event of Default has occurred and is continuing, shall be reasonably satisfactory to the Administrative Borrower (which approval shall not be unreasonably withheld, delayed, or conditioned). If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing, subject to Borrower’s consent so long as no Event of Default has occurred and is continuing (such consent not to be unreasonably withheld, delayed or conditioned) to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

10.10       Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding the Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of the Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

10.11       Withholding Taxes.

(a)           All payments made by any Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes except as required by applicable law, and in the event any deduction or withholding of Taxes is required, the Borrowers shall comply with the penultimate sentence of this Section 10.11(a). Subject to Section 10.11(g), if any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 10.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein. The Borrowers will furnish upon request to Agent as promptly as practicable after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers or such other evidence of such payment reasonably satisfactory to the Agent.

(b)           Each Lender agrees, to the extent legally entitled to do so, with and in favor of Agent and the Borrowers, to deliver to Agent:

(i)           if such Lender claims an exemption from US withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the Internal Revenue Code, (II) a 10% shareholder of a Borrower (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) or (III) a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code and (B) a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or the Borrowers;

(ii)           if such Lender claims an exemption from, or a reduction of, withholding tax under a US tax treaty, properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or the Borrowers;

(iii)           if such Lender claims that interest paid under this Agreement is exempt from US withholding tax because it is effectively connected with a US trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or the Borrowers; or

(iv)           such other form or forms, including IRS Form W-9, as may be required under the Internal Revenue Code or other laws of the US as a condition to exemption from, or reduction of, US withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or the Borrowers.

Lender agrees promptly to notify Agent and the Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c)           If a Lender claims an exemption from withholding tax in a jurisdiction other than the US, to the extent legally entitled to do so, Lender agrees with and in favor of Agent and the Borrowers, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or the Administrative Borrower.

Lender agrees promptly to notify Agent and the Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)           If a payment made to a Lender under any Loan Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Administrative Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or Agent such documentation prescribed by ~~Applicable Law~~applicable  law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Borrower or Agent as may be necessary for the Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment under FATCA, if any. Solely for purposes of this paragraph (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)           If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b) or (c) of this Section 10.11 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(f)            If the IRS or any other Governmental Authority of the US or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 10.11, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(g)           The provisions of this Section 10.11 to the contrary notwithstanding, the Borrowers shall not be required to indemnify any person, or pay any additional amounts to any person, in respect of Taxes pursuant to this Section 10.11 to the extent that (i) the obligation to withhold amounts with respect to US federal withholding tax existed on the date such person became a party to this Agreement or (ii) the obligation to pay such indemnity payment or additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of clause (b) or clause (c) above, (iii) the Tax is imposed under FATCA, or (iv) the Tax is a tax imposed on or measured by net income (however denominated), a franchise tax, or a branch profits tax, in each case (a) imposed as a result of such recipient being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (b) a tax imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

10.12       Collateral Matters.

(a)           The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Revolver Commitments and payment and satisfaction in full by the Borrowers of all Obligations, (ii) constituting property being sold~~,~~ or disposed of ~~or refinanced~~to a non-Borrower if a release is required or requested in connection therewith and if the Administrative Borrower certifies to Agent that the sale or disposition ~~or refinancing~~ is permitted under this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower and no Subsidiary of any Borrower owned any interest at the time the Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to any Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, or to the extent otherwise required by Section 12.2, Agent will not contractually subordinate any of Agent’s Liens, without the prior written authorization of (y) if, with respect to the Collateral, the release or contractual subordination is with respect to all or substantially all of the Collateral, all of the Lenders or (z) otherwise, the Required Lenders. Upon request by Agent or any Borrower at any time, the Required Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 10.12; provided, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Borrower in respect of) all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)           Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by a Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

10.13       Restrictions on Actions by Lenders; Sharing of Payments.

(a)           Each of the Lenders agrees that it shall not, until an Event of Default has occurred and is continuing, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent (which request shall not be made by Agent unless an Event of Default has occurred and is continuing), take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. The provisions of this paragraph are for the sole benefit of the Agent and the Lenders  and shall not afford any right to, or constitute a defense available to, any Borrower.

(b)           If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any Collateral, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement or (ii) payments from Agent in excess of such Lender’s ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

10.14       Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Uniform Commercial Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

10.15       Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

10.16       Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

10.17       Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a)           may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Borrower to Agent that has not been contemporaneously provided by any Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender;

(b)           to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Borrower, may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of such Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Borrower, Agent promptly shall provide a copy of same to such Lender; and

(c)           shall be entitled to receive a copy of any statement regarding the Loan Account rendered to any Borrower by Agent and Agent shall send a copy of such statement to each Lender concurrently with the rendering of such statement to such Borrower.

10.18       Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Revolver Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Revolver Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 10.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Revolver Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

10.19      Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, KMR only has represented and only shall represent CNB in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that KMR does not represent it in connection with any such matters.

10.20	Erroneous Payments.

(a)          If Agent notifies a Lender, Issuing Lender or secured party, or any Person who has received funds on behalf of a Lender, Issuing Lender or secured party (any such Lender, Issuing Lender, secured party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, secured party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) provided, that, without limiting any other rights or remedies (whether at law or in equity), Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 30 days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and such Lender, Issuing Lender or secured party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)          Without limiting immediately preceding clause (a), each Lender, Issuing Lender or secured party, or any Person who has received funds on behalf of a Lender, Issuing Lender or secured party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or secured party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)           (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)          such Lender, Issuing Lender or secured party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 10.20(b).

(c)          Each Lender, Issuing Lender or secured party hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender or secured party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender or secured party from any source, against any amount due to Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)          In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Revolver Commitment) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Revolver Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Agent in such instance), and is hereby (together with Borrowers) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment), and such Lender or Issuing Lender shall deliver any Loan Documents evidencing such Loans to Borrowers or Agent, (ii) Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolver Commitment which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolver Commitment of any Lender or Issuing Lender and such Revolver Commitment shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Agent may be equitably subrogated, Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or secured party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)          The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrowers, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from the Borrowers for the purpose of making such Erroneous Payment.

(f)           To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)          Each party’s obligations, agreements and waivers under this Section 10.20 shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Revolver Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article XI

COLLATERAL

11.1	Collateral Security; Pledge; Delivery.

(a)          Grant of Security Interest. As collateral security for the prompt payment and performance in full when due of all the Borrowers’ obligations (including the Obligations) under this Agreement and the other Loan Documents (collectively, the “Secured Obligations”), each Borrower hereby pledges to Agent and grants a continuing security interest in favor of Agent for the benefit of all Lenders in all of such Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired ~~or~~, arising or created and wherever located) all assets and property of such Borrower, including without limitation, Permitted Investments held directly by such Borrower, accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, securities accounts, cash, Cash Equivalents, letter-of-credit rights, investment property, equipment, goods and all proceeds and products of the foregoing, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as “Collateral”), including, without limitation: (1) each Permitted Investment held directly by such Borrower, (2) all of any Borrower’s interest in each of the Capital Contribution Account and the Distribution Account and, in each case, all cash, Cash Equivalents and any other property from time to time credited thereto, (3) in the case of FS CREIT, all of the stock, limited liability company interests, partnership interests and other Securities in each direct Subsidiary of FS CREIT from time to time (“Pledged Equity”), (4) all contributions of capital made by the Investors to such Borrower, (5) all other property of such Borrower and (6) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof; provided that the Collateral (including any Pledged Equity) shall not include any Excluded Property and no Liens shall attach thereto; provided further that upon any assets ceasing to constitute “Excluded Property,” such asset shall automatically (and without further action by any Person) be deemed “Collateral” hereunder subject to this Article XI in all respects. For the avoidance of doubt, it is hereby understood and agreed that the Securities held by FS CREIT in each of FS Rialto EII LLC, a Delaware limited liability company and FS Rialto QI LLC, a Delaware limited liability company shall constitute Collateral.

(b)          Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, each Borrower shall, if any of the securities, monies or other property constituting Collateral pledged by such Borrower hereunder are received by such Borrower, forthwith take such action as is necessary to ensure Agent’s perfected security interest in such Collateral (including delivering such securities, monies or other property to Agent).

(c)          Borrowers Remain Liable. Anything herein to the contrary notwithstanding, (a) the Borrowers shall remain liable under the contracts and agreements included in the Collateral, to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of the rights hereunder shall not release any Borrower from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) no Borrower shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, or shall Agent be obligated to perform any of the obligations or duties of a Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, or any other Loan Document, each Borrower shall have the right to possession and enjoyment of the Collateral that it owns, subject to and upon the terms hereof and the other Loan Documents.

11.2	Accounts.

(a)          Capital Contribution Account. FS CREIT shall require that all Investors send by wire-transfer to the Capital Contribution Account, all monies or sums paid or to be paid by any Investor to the capital of such FS CREIT. In addition, FS CREIT shall, upon receipt, deposit directly in the Capital Contribution Account described above any payments and monies that FS CREIT receives ~~directly~~ from any Investors and contributions of capital.

(b)          Distribution Account. All Subsidiary Distributions shall be paid by Finance Holdings or any other direct Subsidiary of FS CREIT into the Distribution Account. To the extent any Subsidiary Distributions are not paid to the Distribution Account as provided above, FS CREIT shall, upon receipt, deposit in the Distribution Account any such amounts.

(c)          Account Transfers. If an Event of Default has occurred and is continuing, FS CREIT covenants and agrees that it will not transfer any funds in the Capital Contribution Account or the Distribution Account to any other Deposit Account or Securities Account or otherwise dispose of any such funds without Agent’s prior written consent.

(d)          Notice. So long as no Event of Default has occurred and is continuing, FS CREIT shall be permitted to give instructions with respect to the funds in the Capital Contribution Account and the Distribution Account without the consent of Agent.

(e)          Control Agreement. FS CREIT agrees that it will take any or all reasonable steps that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the Distribution Account.

11.3	Certain Representations and Warranties and Covenants.

(a)          Name. The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Borrower is set forth on Schedule 11.3.

(b)          Place of Business/Chief Executive Office; FEIN. The chief executive office of each Borrower and all other locations at which any Borrower has a place of business are set forth on Schedule 11.3 hereto. Each Borrower’s FEIN and organizational identification number are set forth on Schedule 11.3 hereto.

(c)          Perfection. Upon proper filing of UCC financing statements naming each Borrower as debtor and Agent as secured party and describing the Collateral in appropriate form with the Secretary of State (or other appropriate filing office) of the jurisdiction of organization of such Borrower (as applicable), together with the payment of any applicable filing fees, the Liens granted to Agent, for benefit of the Lender Group, hereunder shall constitute valid and perfected Liens in the Collateral, prior to all other Liens, to the extent that a security interest therein may be perfected by filing a UCC financing statement pursuant to the Uniform Commercial Code in effect in such jurisdiction.

11.4        Subordination of Claims. Any indebtedness of any Borrower now or hereafter held by any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower agrees not to ask for, demand, sue for, take or receive from any other Borrower, directly or indirectly, in cash or other property, by setoff or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of such indebtedness of such Borrower unless and until the Obligations shall have been fully paid in cash and the Revolver Commitments shall have been terminated or shall have expired (provided, however, that each Borrower agrees that such right of subordination shall be automatically (without any further action) and irrevocably and permanently waived and released in its entirety if any Collateral is acquired by a Person as a result of (i) the exercise of remedies under the Loan Documents, (ii) a court order or (iii) a plan of reorganization or similar dispositive plan). If any Borrower shall receive any payments from any other Borrower in violation of the preceding sentence, such Borrower shall act as trustee for Agent and immediately pay over to Agent any amounts received in violation of this Agreement by such Borrower to be applied against the Obligations in accordance with the terms hereof.

11.5	Remedies, Etc.

(a)          During the period in which an Event of Default shall have occurred and be continuing, Agent shall have the right to do any of the following:

(i)           Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Agent or a designee of Agent (acting at the direction of Agent or the Required Lenders) may deem commercially reasonable. Each Borrower agrees, at the sole cost and expense of the Borrowers, to assemble all or any part of the Collateral as directed by the Agent and make the same available to Agent at a place to be designated by Agent as provided in the immediately preceding sentence. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to the Administrative Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii)          Transfer or otherwise dispose of all or any part of the Collateral into the name of Agent or a nominee thereof;

(iii)         Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)         Endorse any checks, drafts, or other writings in any Borrower’s name to allow collection of the Collateral;

(v)	Take control of any proceeds of the Collateral;

(vi)         Execute (in the name, place and stead of any Borrower) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral;

(vii)        Cause the Capital Contributions Account and/or any Distribution Account to be liquidated and remit the proceeds thereof to Agent’s Account; and/or

(viii)       Perform such other acts as may be reasonably required to do to protect Agent’s rights and interest hereunder.

(b)         Possession by Agent. In addition to the rights and remedies of Agent set forth in Section 11.5(a) above, upon the occurrence and during the continuance of an Event of Default, Agent also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court in accordance with the provisions of applicable law (and each Borrower hereby expressly consents, to the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and, to the extent permitted by applicable law, without regard to the adequacy of any security for the Obligations, to take ownership of the Collateral or any part thereof and to collect and thereby receive the rents, issues, profits, income and proceeds thereof, without limiting the exercise of any and all other rights and remedies available to Agent under this Agreement and/or at law or in equity. The taking of ownership of the Collateral by Agent shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

(c)         Private Sales. To the extent permitted by any applicable law, with respect to any Collateral consisting of securities, partnership interests, membership interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, Agent may, in its sole and absolute discretion, upon the occurrence and during the continuance of an Event of Default, sell all or any part of such Collateral at private sale in such manner and under such circumstances as the Lender may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner. Without limiting the foregoing, Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, each Borrower agrees to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) the Borrowers shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) Agent shall not incur any liability or responsibility to any Borrower in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Each Borrower recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Agent of any such Collateral for an amount less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

(d)          Title of Purchasers. Upon consummation of any sale of Collateral, Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Borrower or any other Person claiming through any Borrower, and each Borrower hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Agent shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Agent, and any Collateral so sold may be retained by Agent until the sale price is paid in full by the purchaser or purchasers thereof. Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

(e)          Certain Waivers. To the extent permitted by applicable law, each Borrower waives all claims, damages and demands against Agent arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of Agent or such action was not taken in accordance with this Agreement.

(f)           Agent’s Liability for Collateral. So long as Agent complies with its obligations, if any, under the UCC, Agent shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral, (b) any loss or damage to the Collateral occurring or arising in any manner or fashion from any cause, or (c) any diminution in the value of the Collateral. All risk of loss, damage, or destruction of the Collateral shall be borne by the Borrowers.

(g)	Pledged Equity Remedies.

(i)           Voting Rights. At any time prior to the occurrence and during the continuance of an Event of Default, the Borrowers shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Equity (including all voting, consent, administration, management and other rights and remedies under any organizational document with respect thereto), or any part thereof, for any purpose.

(ii)          Dividend and Distribution Rights. The Borrowers shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Pledged Equity; provided, however, that, following the occurrence and during the continuance of an Event of Default, any and all non-cash dividends or non-cash distributions in the form of certificated capital stock, certificated limited liability interests, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity, shall forthwith be delivered to Agent to be held as Collateral or applied to the Obligations in accordance with this Agreement, as Agent shall elect; and, if received by any Borrower, shall be received in trust for the benefit of Agent, be segregated from the other property of Borrowers and forthwith be delivered to Agent in the same form as so received (with any necessary endorsements) to be held as Collateral or applied to the Obligations, in accordance with this Agreement, as Agent shall elect.

(iii)         Rights as to Pledged Equity During Event of Default. After an Event of Default has occurred and while such Event of Default is continuing:

(A)          Voting, Dividend and Distribution Rights. At the option of Agent, all rights of the Borrowers to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 11.5(g)(i) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 11.5(g)(ii) above, shall cease, and all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Equity such dividends and distributions.

(B)          Dividends and Distributions Held in Trust. All dividends and other distributions which are received by the Borrowers contrary to the provisions of Section 11.5(g)(iii)(A) above shall be received in trust for the benefit of Agent, shall be segregated from other funds of the Borrowers and forthwith shall be paid over to Agent as Collateral in the same form as so received (with any necessary endorsements) to be held as Collateral or applied to the Obligations, as Agent may elect.

(iv)        Notwithstanding the remedies set forth in Section 11.5(g)(ii) and 11.5(g)(iii) above, the applicable Borrower shall be permitted to make the dividends and distributions permitted by Sections 5.6 and 6.4 hereof.

(v)         Irrevocable Proxy. Each Borrower hereby revokes all previous proxies (if any) with regard to the Pledged Equity and appoints Agent as its proxyholder and attorney in fact to, so long as such actions are performed in accordance with the applicable organizational documents and applicable law, attend and vote at any and all meetings of the equity holders of the entities which issued the Pledged Equity (whether or not transferred into the name of Agent), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of the Securities holders of such entities executed on or after the date of the giving of this proxy with the same effect as if the Borrowers had personally attended the meetings or had personally voted its shares or had personally signed the written consents, waivers or ratification. For the avoidance of doubt, the revocation of existing proxies (if any) shall not be effective until, and the appointment of Agent as proxyholder and attorney-in-fact shall not be effective until, the occurrence and during the continuance of an Event of Default. The Borrowers hereby authorize Agent to substitute another Person (which Person shall be a successor to the rights of Agent hereunder or a nominee appointed by Agent to serve as proxyholder) as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorize and direct the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate entity. This proxy is coupled with an interest and is irrevocable until the Secured Obligations have been paid in full in cash

(h)          ~~(g)~~ Remedies Cumulative. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

(i)           ~~(h)~~ Agent Appointed Attorney-in-Fact. Each Borrower hereby appoints Agent as such Borrower’s attorney-in-fact (it being understood that Agent shall not be deemed to have assumed any of the obligations of the Borrowers by this appointment), with full authority in the place and stead of the Borrowers and in the name of the Borrowers, from time to time in the Agent’s discretion, after the occurrence and during the continuation of an Event of Default, to take such action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Agreement. Each Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable until the Termination Date and is coupled with an interest. The power of attorney granted pursuant to this clause shall terminate upon the Termination Date.

(j)            ~~(i)~~ Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Borrowers shall remain liable for any deficiency.

(k)          ~~(j)~~ Termination and Release. Upon (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Agent of cash collateral in order to secure any contingent Secured Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Secured Obligations, (c) the payment or repayment in full in immediately available funds of all other outstanding Secured Obligations other than unasserted contingent indemnification Secured Obligations, and (d) the termination of all of the Revolver Commitments of the Lenders under this Agreement (the “Termination Date”), the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Borrowers. Any Lien on any particular Collateral shall be automatically released (i) upon the sale, disposition or refinancing of such Collateral in a manner permitted under this Agreement or the other Loan Documents, (ii) upon any property in which no Borrower and no Subsidiary of any Borrower owned any interest at the time the Agent’s Lien was granted nor at any time thereafter, and (iii) upon property leased to any Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Upon any such termination or release, Agent will, at the Borrowers’ sole expense, deliver to the Administrative Borrower, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral, or particular Collateral in the case of a release, held by Agent hereunder or with respect to the Collateral being released, and execute and deliver to the Administrative Borrower such documents as the Administrative Borrower shall reasonably request to evidence such termination or release.

Article XII

MISCELLANEOUS

12.1      No Waivers, Remedies. No failure or delay on the part of Agent or any Lender, or the holder of any interest in this Agreement in exercising any right, power, privilege or remedy under this Agreement or any of the other Loan Documents shall impair or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. The waiver of any such right, power, privilege, or remedy with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances. The remedies provided for under this Agreement or the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to Agent or any Lender, or the holder of any interest hereunder at law, in equity, or otherwise.

12.2	Waivers and Amendments.

(a)           No amendment, modification, restatement, supplement, termination, or waiver of or to this Agreement or any other Loan Document (other than the Fourth Amendment Fee Letter), or consent to any departure from, any provision of this Agreement or the other Loan Documents, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Administrative Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and the Borrowers, do any of the following:

(i)           increase ~~or~~, extend or reinstate any Revolver Commitment of any Lender ~~except pursuant to Section 2.21~~; provided, that no amendment, modification or waiver of any condition precedent, covenant, Event of Default or Unmatured Event of Default shall constitute an increase in any Revolver Commitment of any Lender,

(ii)          postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document except pursuant to Section 2.20,

(iii)         reduce or forgive the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document or reduce, waive, forgive, defer, extend or postpone any payment of interest, fees or other amounts under the Loan Documents,

(iv)	change the Pro Rata Share that is required to take any action hereunder,

(v)          amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,

(vi)         other than as permitted by Section 10.12, release Agent’s Lien in and to any of the Collateral,

(vii)        amend Section 9.1(a) to permit any Borrower or any of its Affiliates to be permitted to become an Assignee, ~~or~~

(viii)       change or otherwise modify the definition of “Required Lenders” or “Pro Rata Share” (for the avoidance of doubt, any such change or modification shall be deemed to affect all Lenders) or change or otherwise modify or consent to any departure from any other provision of this Agreement or the other Loan Documents (including, without limitation, any provisions of Section 2.4(a)(ii) through (vi) and Section 10.13(b)) in a manner that would alter (or have the effect of altering) the pro rata sharing and/or application of any payments, distributions or other amounts under this Agreement or any other Loan Document (for the avoidance of doubt, any change, modification or consent contemplated by this clause (viii) shall be deemed to affect all Lenders),

(ix)          other than as permitted by Section 10.12, ~~contractually subordinate any of Agent’s Liens,~~amend, modify, supplement or waive (or consent to any departure from) the terms of this Agreement or any other Loan Document to the extent that any such amendment, modification, supplement, waiver or consent would subordinate or prime (or have the effect of subordinating or priming), whether by contract, structurally or otherwise, (i) the Obligations (or any portion thereof) in right of payment and/or (ii) the Liens securing (or purporting to secure) the Obligations (or any portion thereof) in right of security to any other Debt or other debt for borrowed money or commitments or Liens related thereto, whether such other Indebtedness or commitment or Liens related thereto are documented in this Agreement or in any document or instrument outside of this Agreement (for the avoidance of doubt, any action contemplated by this clause (ix), if taken, shall be deemed to affect all Lenders),

(x)          other than as permitted by Section 10.12, release any Borrower from any obligation for the payment of money, or

(xi)	amend any of the provisions of Section 10.

(b)          No amendment, waiver, modification, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fourth Amendment Fee Letter, without the written consent of Agent and Administrative Borrower (and shall not require the written consent of any of the Lenders) or (ii) any provision of Section 10 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, the Borrowers, and the Required Lenders.

(c)          No amendment, waiver or consent shall, unless in writing and signed by Agent or Issuing Lender, as applicable, affect the rights or duties of Agent or Issuing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of the Borrowers, shall not require consent by or the agreement of the Borrowers.

(d)	[Intentionally Omitted].

(e)          If (i) any action to be taken by the Lender Group or Agent hereunder requires the greater than majority or unanimous consent, authorization, or agreement of all Lenders, and a Lender fails to give its consent, authorization, or agreement, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender is unable to make, maintain or fund LIBOR Rate Loans or (iv) any Borrower is required to make additional payments to a Lender or Governmental Authority under Section 10.11 (any such Lender replaced pursuant to this subsection (e) shall be referred to as a “Replaced Lender”); then Agent, upon at least five (5) Business Days prior irrevocable notice to the Replaced Lender, may permanently replace the Replaced Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Replaced Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Replaced Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Replaced Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Replaced Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Replaced Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Replaced Lender shall be made in accordance with the terms of Section 9.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Revolver Commitments, and the other rights and obligations of the Replaced Lender hereunder and under the other Loan Documents, the Replaced Lender shall remain obligated to make the Replaced Lender’s Pro Rata Share of Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

12.3       Notices. Except as otherwise provided in Sections 2.7 and 2.8 hereof, all notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and (except for financial statements and other related informational documents to be furnished pursuant hereto which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, by courier or facsimile, or e-mail and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12.3, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or e-mail addresses) indicated on Exhibit 9.3 attached hereto.

12.4       Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, that no Borrower may assign or transfer any interest or rights hereunder without the prior written consent of Agent and ~~the Lenders~~each Lender and any such prohibited assignment or transfer shall be absolutely void. Agent may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder ~~with, provided no Event of Default shall have occurred and be continuing, the prior written consent of Administrative Borrower, which consent shall not be unreasonably withheld, delayed or conditioned.~~in accordance with Section 10.9.

12.5       Headings. Article and section headings used in this Agreement and the table of contents preceding this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement for any other purpose nor affect the construction of this Agreement.

12.6       Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original. All of such counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

12.7       GOVERNING LAW. EXCEPT AS SPECIFICALLY SET FORTH IN ANY OTHER LOAN DOCUMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF BORROWERS HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

12.8       JURISDICTION AND VENUE. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO, OR ANY PARTY’S OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED HEREIN; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER EACH PARTY HERETO IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

12.9       WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN EXECUTING AND ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

12.10     Independence of Covenants. All covenants under this Agreement and other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant, shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

12.11     Confidentiality. Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding each Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to counsel for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group; provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 12.11, (c) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (d) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, or any Governmental Authority (other than any state, federal or foreign authority or examiner regulating banks or banking); provided, that Agent or any such Lender shall promptly notify Administrative Borrower of such requirement prior to any disclosure of such information and shall reasonably cooperate with the Administrative Borrower in any lawful effort by the Administrative Borrower to prevent or limit such disclosure or otherwise protect the confidentiality of such information, (e)    as may be agreed to in advance by the Borrowers or their respective Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that in the case disclosure is required by such Governmental Authority, Agent or any such Lender shall promptly notify the Administrative Borrower of such requirement prior to any disclosure of such information and shall reasonably cooperate with the Administrative Borrower in any lawful effort by the Administrative Borrower to prevent or limit such disclosure or otherwise protect the confidentiality of such information, (f) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, (g) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or any of its Subsidiaries or Affiliates), (h) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement; provided, that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section and (i) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 12.11 shall survive for 2 years after the payment in full of the obligations of the Borrowers under this Agreement.

12.12     Revival and Reinstatement of Obligations; Certain Waivers. If the incurrence or payment of the Obligations by the Borrowers or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditor’s rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preference, or other voidable or recoverable payments of money or transfers of property (each a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender Group related thereto, the liability of the Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

12.13     USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act.

12.14     Complete Agreement. This Agreement, together with the exhibits and schedules hereto and the other Loan Documents is intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Agreement.

12.15     Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation, as a Borrower

By:
Name:
Title:

FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company, as a Borrower

By:
Name:
Title

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

CITY NATIONAL BANK ,
a national banking association, as Agent and as a Lender

By:
Name:
Title:

SCHEDULE C-1

LENDERS’ COMMITMENTS

Lender	Revolver Commitment as of the Fourth Amendment Effective Date
City National Bank	$~~25,000,000~~35,000,000
Woodforest National Bank	$20,000,000
All Lenders	$~~25,000,000~~55,000,000

ANNEX B

Exhibit C-1

See attached

ny- 2039325

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Administrative Borrower’s letterhead]

To:	City National Bank, as Agent

400 Park Avenue, 7th Floor

New York, NY 10022

Attention:    Adam Strauss

Re:	Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of August 22, 2019, by and among on the one hand, FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“FS CREIT”), and FS CREIT FINANCE HOLDINGS LLC, a Maryland limited liability company (“Finance Holdings” and together with FS CREIT, referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and, on the other hand, the lenders from time to time a party thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and CITY NATIONAL BANK, a national banking association (“CNB”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). All initially capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 5.2 of the Credit Agreement, a Responsible Officer of Administrative Borrower hereby certifies in [his/her][its] capacity as a [president] [chief executive officer] [chief operating officer] [chief financial officer] [secretary] [general counsel] [vice president] [manager] [controller] [authorized signatory] [managing partner] [member] of Administrative Borrower and not in [his/her][its] individual capacity that:

1.             The financial information of Borrowers furnished in Schedule 1 attached hereto (the “Financial Statements”), has been prepared in accordance with the GAAP methods of accounting (except for the lack of footnotes and being subject to year-end audit adjustments), and fairly presents in all material respects the financial condition of Borrowers and their respective Subsidiaries as of the date quarter-end or year-end date to which such financial report applies.

2.             Such Responsible Officer has reviewed the terms of the Credit Agreement and the other Loan Documents and has made, or caused to be made under [his/her][its] supervision, a review in reasonable detail of the transactions and financial condition of the Borrowers during the accounting period covered by the Financial Statements, with a view to determining whether the Borrowers have fulfilled all of their obligations under the Loan Documents.

3.             Such review has not disclosed the existence on and as of the date of the Financial Statements, and the undersigned does not have knowledge of the existence as of the date of the Financial Statements, of any event or condition that constituted an Event of Default or an Unmatured Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action the Borrowers have taken, are taking, or propose to take with respect thereto.

4.             On and as of the date hereof, the Net Asset Value of FS CREIT is greater than or equal to $275,000,000.

5.             On and as of the date hereof, the Debt to Asset Ratio is no greater than 3.00:1.00.

6.             Attached hereto as Schedule 3 is a true and correct computation of the Borrowing Base as of the date hereof which Borrowing Base is $                                                 .

7.             On and as of the date hereof, the sum of (A) the Revolving Credit Facility Usage plus (B) the Letter of Credit Usage does not exceed the Borrowing Base set forth in clause 5 above and does not exceed the Maximum Revolver Amount on the date hereof.

[Signature page to follow.]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this               day of                                    , 20             .

[insert signature block of the Responsible Officer]

SCHEDULE 1

Financial Information

SCHEDULE 2

Event of Default or Unmatured Event of Default

SCHEDULE 3

Calculation of Borrowing Base

[see attached]